UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GOGO INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

April 27, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gogo Inc., to be held on June 8, 2018, at 9:00 a.m. Central Time, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606. All holders of our outstanding common shares as of the close of business on April 12, 2018 are entitled to vote at the meeting.

Your vote is important. Whether you plan to attend the annual meeting or not, you may access electronic voting via the Internet, which is described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting, you may vote in person.

Registration and seating will begin at 8:30 a.m. Central Time. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the April 12, 2018 record date. Cameras and recording devices will not be permitted at the meeting.

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials, if they so choose.

On behalf of the board of directors, I want to thank you for your support of Gogo.

Sincerely,

Oakleigh Thorne
Chief Executive Officer and President

GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2018

To the Stockholders of Gogo Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (“Gogo” or the “Company”), will be held on June 8, 2018, at 9:00 a.m. Central Time, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606 for the following purposes:

1.	Election of four Class II directors to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A non-binding advisory vote approving executive compensation;

3.	Approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal year 2018; and

5.	Transaction of any other business that may properly be brought before the Annual Meeting.

Our board of directors has fixed the close of business on April 12, 2018 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR the approval of executive compensation as described in Proposal No. 2 of the proxy statement, FOR the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan as described in Proposal No. 3 of the proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 4 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Chicago, Illinois

April 27, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2018:

THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2017 ANNUAL REPORT TO STOCKHOLDERS ALL ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Gogo Inc.’s 2018 Annual Meeting Information

Date and Time:	June 8, 2018, at 9:00 a.m. Central Time.

Place:	Gogo’s corporate headquarters, located at 111 N. Canal St., Chicago, Illinois 60606.

Record Date:	April 12, 2018.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this proxy statement is first being mailed to stockholders on or about April 27, 2018.

Items of Business

Proposals		Board Vote Recommendation	Page Reference (for more information)
1.	Election of the four directors named in this proxy statement	FOR	63
2.	Advisory vote approving executive compensation	FOR	64
3.	Approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan	FOR	66
4.	Ratification of the appointment of our independent registered public accounting firm	FOR	73

Board Structure

Gogo Inc. (“Gogo” or the “Company”) currently has nine directors divided into three classes: two in Class I, four in Class II and three in Class III. The terms of office of the four Class II directors expire at the Annual Meeting.

Election of Class II Directors

The four nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve for a term of three years or until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the four Class II nominees recommended by the board of directors unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, your proxy may be voted for a substitute nominee designated by the board of directors as the proxy holders may determine. The board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

In order to be elected, a nominee must receive a plurality of the votes validly cast at the Annual Meeting. Therefore, the four nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class II nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent
Ronald T. LeMay	72	2006	Chairman and CEO of Main Street Data, Inc. and Aquarius Solutions, Inc.; Managing Director of Open Air Equity Partners		Yes
Michele Coleman Mayes	68	2016	Vice President, General Counsel and Secretary of the New York Public Library	Audit and Nominating and Corporate Governance (“N&CG”)	Yes
Robert H. Mundheim	85	2012	Of Counsel to Shearman & Sterling LLP	Compensation and N&CG	Yes
Harris N. Williams	48	2010	Senior Managing Director of WF Holding Company LLC	Audit	Yes

Additional information about the four director nominees, as well as the Class I and Class III directors who will continue to serve after the Annual Meeting, is provided on page 11.

Advisory Vote on Executive Compensation

The board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our board of directors, the board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. For more information, see page 71.

Approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan

The board is asking you to approve the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan. For more information, see page 73.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2018 fiscal year. For more information, see page  81.

2019 Annual Meeting

Pursuant to SEC Rule 14a-8, stockholder proposals submitted for inclusion in the proxy statement for our 2019 annual meeting of stockholders must be received by us by December 28, 2018. For more information, see page 82.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE

ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at 9:00 a.m. Central Time, on June 8, 2018, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606 (the “Annual Meeting”). On April 27, 2018, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint Marguerite M. Elias and Jenelle M. Chalmers (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 12, 2018 are entitled to vote. April 12, 2018 is referred to as the record date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on June 8, 2018 and will be accessible in electronic form for ten days before the meeting at our principal place of business, 111 N. Canal St., Suite 1500, Chicago, IL 60606, between the hours of 9:00 a.m. and 5:00 p.m. Central Time.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 87,207,013 shares of our common stock outstanding and entitled to vote.

How do I vote at the Annual Meeting?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 7, 2018. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 7, 2018;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary at 111 N. Canal St., Suite 1500, Chicago, IL 60606; or
•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on four items:

•	to elect four directors nominated by the board of directors and named in the proxy statement to serve until our 2021 annual meeting of stockholders or until their successors are elected and qualified;
•	to approve executive compensation in a non-binding advisory vote;
•	to approve the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The board recommends that you vote as follows:

•	FOR each of the director nominees;

•	FOR the approval of executive compensation;
•	FOR the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR all of the nominees for director;
•	vote FOR only one, two or three of the nominees for director and WITHHOLD from voting on the remaining nominee(s) for director; or
•	WITHHOLD from voting on all of the nominees for director.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the four individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board may either:

•	reduce the number of directors that serve on the board; or
•	designate a substitute nominee.

If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of executive compensation;
•	vote AGAINST the approval of executive compensation; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our board of directors, but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to approve the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;
•	vote AGAINST the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR each of the four director nominees;

•	FOR the approval of executive compensation;
•	FOR the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not vote by using the Internet or by signing and returning my proxy card?

If you do not vote by using the Internet or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the Nasdaq rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the non-binding advisory vote approving executive compensation and the approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan are not considered routine matters under the Nasdaq rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

The following table summarizes the board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes

1	Election of Directors	FOR	The four nominees who receive the most FOR votes properly cast in person or by proxy and entitled to vote will be elected	No effect	No effect
2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	No effect
3	Approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	No effect
4	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Gogo Inc. common stock as of April 12, 2018 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. You may access this proxy statement and the annual report by accessing the website located at www.proxyvote.com. Instead of receiving future proxy materials in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

The Company’s Bylaws provide that the board of directors shall consist of not fewer than three nor more than 11 directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the current number of directors at 11, and there are currently two vacancies.

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Class I currently has two directors, Class II currently has four directors and Class III currently has three directors. The terms of directors in Classes I, II and III end at the annual meetings in 2020, 2018 and 2019, respectively.

Director	Age	Position	Director Since
	Class I Directors for election at the 2020 Annual Meeting
Hugh W. Jones	54	Director	2016
Oakleigh Thorne	60	President and Chief Executive Officer	2006
	Class II Directors for election at the 2018 Annual Meeting
Ronald T. LeMay	72	Chairman of the Board	2006
Michele Coleman Mayes	68	Director	2016
Robert H. Mundheim	85	Director	2012
Harris N. Williams	48	Director	2010
	Class III Directors for election at the 2019 Annual Meeting
Robert L. Crandall	82	Director	2006
Christopher D. Payne	49	Director	2014
Charles C. Townsend	69	Director	2010

At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the four nominees for director whose term expires at the Annual Meeting. Ronald T. LeMay, Michele Coleman Mayes, Robert H. Mundheim and Harris N. Williams, our current Class II directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors” on page 70.

Directors are elected by a plurality. Therefore, the four nominees who receive the most “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the four nominees recommended by the board of directors unless you choose to withhold your vote against any or all of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holders may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Biographical information for each nominee and continuing director is set forth below. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the board of directors’ and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class II Nominees

Ronald T. LeMay has served as Chairman and CEO of Main Street Data, Inc. (an advanced analytics company) and Aquarius Solutions, Inc. (an asset utilization company) since January 2017, and as Managing Director of OpenAir Equity Partners (a venture capital firm formed to make early stage investments in wireless companies) since September 2008. In addition, Mr. LeMay has served as Chairman of the Board of October Capital (a private investment company) since February 2001 and Razorback Capital (a private investment company) since August 2006 and as a director of Zubie, Inc. from May 2016 to present and Hyla, Inc. from September 2010 to present. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. Mr. LeMay was a director of Imation from July 1996 (except for the period from August 5, 1997 to December 31, 1997) until his retirement from the board in May 2012 and was a director of Allstate Corporation until he retired from the board in May 2014. Mr. LeMay has served as the Chairman of our board of directors since July 2006. He served as our Executive Chairman from July 2006 to June 2013, except during the period from July 2009 to February 2010, during which he served as our Chief Executive Officer.

Mr. LeMay’s qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of our Company and its history, culture and industry.

Michele Coleman Mayes currently serves as Vice President, General Counsel and Secretary of the New York Public Library (NYPL). She joined NYPL in August 2012 after serving as Executive Vice President and General Counsel for Allstate Insurance Company since 2007. Prior to Allstate, she served as a Senior Vice President and the General Counsel of Pitney Bowes Inc. from 2003 to 2007 and in several legal capacities at Colgate-Palmolive from 1992 to 2003. In 1982, Ms. Mayes entered the corporate sector as managing attorney of

Burroughs Corporation. After Burroughs and Sperry Corporation merged, creating Unisys Corporation, she was appointed Staff Vice President and Associate General Counsel for Worldwide Litigation. From 1976 through 1982, she served in the U.S. Department of Justice as an Assistant United States Attorney in Detroit and Brooklyn, eventually assuming the role of Chief of the Civil Division in Detroit. She chaired the American Bar Association Commission on Women in the Profession from 2014 to 2017 and is a Fellow of the American College of Corporate Governance Counsel. Ms. Mayes served as a director of Assurant, Inc. from 2004 to 2007, where she also served as a member of the Audit Committee and Chairman of the Nominating and Governance Committee.

Ms. Mayes’s specific qualifications, experience, skills and expertise include:

•	Legal, analytical and governance skills;
•	Core business skills and leadership experience; and
•	Expertise in civil litigation and governance matters.

Robert H. Mundheim has been Of Counsel to Shearman & Sterling LLP since 2000. Since 2012, Mr. Mundheim has also served as a Professor of Corporate Law and Finance at the University of Arizona James E. Rogers College of Law. From 1992 to 1999, Mr. Mundheim was Executive Vice President and General Counsel of Salomon Inc. and Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc., and prior to that, he was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and University Professor of Law and Finance at the University of Pennsylvania Law School, where he taught since 1965 and served as Dean from 1982 to 1989. Mr. Mundheim has also served as General Counsel to the U.S. Treasury Department, Special Counsel to the Securities and Exchange Commission and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers. He previously served as Chairman of the board of directors of Quadra Realty Trust, Inc. and as a director of Weeden & Co. LP, eCollege.com, Benjamin Moore & Co., Commerce Clearing House Inc., Arnhold & S. Bleichroeder Holdings, Inc., Hypo Real Estate Holding AG and First Pennsylvania Bank. Mr. Mundheim currently serves as a member of the Board of Trustees of the New School and the Board of Trustees of the Curtis Institute of Music, a Trustee of the American College of Corporate Governance Counsel and a director of the Salzburg Global Seminar.

Mr. Mundheim’s specific qualifications, experience, skills and expertise include:

•	Extensive experience and expertise on corporate governance matters;
•	Core business skills, including financial and strategic planning; and
•	Finance, compliance and controls expertise.

Harris N. Williams serves as Senior Managing Director of WF Holding Company LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chairman of the Audit Committee.

Mr. Williams’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning; and
•	Expertise in financial management and financial reporting.

Continuing Directors

Class I Directors – Terms Expiring at the 2020 Annual Meeting:

Hugh W. Jones is a co-founder of Basalt Investments, LLC. Mr. Jones previously served as President of Sabre Airline Solutions from April 2011 to August 2017. From 1996 to 2011, Mr. Jones held a number of other executive positions at Sabre including COO of Sabre Travel Network and Airline Solutions. Mr. Jones previously served as the president and CEO of Travelocity. He began his career in the travel industry at American Airlines in 1988, serving in a variety of finance positions.

Mr. Jones’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial, operating and management;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of the airline technology and ecommerce industries.

Oakleigh Thorne has served as our President and Chief Executive Officer since March 4, 2018. Mr. Thorne also serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein/Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak and MachineryLink. Mr. Thorne currently serves as a director of Helix Education, Inc., in addition to various charitable organizations. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Thorne’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;

•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of our Company and industry.

Class III Directors – Terms Expiring at the 2019 Annual Meeting:

Robert L. Crandall is the former chairman and CEO of AMR Corporation and American Airlines. From 1998 to 2012, Mr. Crandall served on the board of directors of Celestica Inc. Mr. Crandall served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Crandall’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the airline industry.

Christopher D. Payne has served as the Chief Operating Officer of DoorDash Inc. since January 2016. Mr. Payne was formerly the CEO of Tinder, Inc. from March 2015 to September 2015, the Senior Vice President, North American Marketplaces of eBay Inc. from September 2010 to December 2014 and the founder and CEO of Positronic, Inc. from July 2007 until December 2008, when it was sold to eBay. Mr. Payne previously served as a Vice President at Amazon from 1998 to 2001 and a Vice President at Microsoft from 2001 to 2007. Mr. Payne also was on the board of directors of Rue La La from July 2011 to October 2013.

Mr. Payne’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Charles C. Townsend currently serves as Managing General Partner of Bluewater Wireless II, L.P. Mr. Townsend founded Aloha Partners LP in 2001 and served as its Managing General Partner until 2008. Mr. Townsend also served as the Managing General Partner of Aloha Partners II from 2006 to 2014. From 1988 to 1998, Mr. Townsend served as President and CEO of the Atlantic Cellular Company. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.

Mr. Townsend’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	A deep understanding of the telecommunications industry; and
•	Extensive knowledge of wireless spectrum valuations and uses.

Selecting Nominees for Director

Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the board, periodically reviews the criteria adopted by the board and, if deemed desirable, recommends changes to such criteria.

The board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience, and when conducting a search endeavors to include individuals who would add diversity to the board, including women and minority candidates, in the qualified pool from which board candidates are chosen. From time to time, stockholders, prospective candidates or other third parties may present an individual to the Nominating and Corporate Governance Committee for consideration, in which case the board may, if such individual meets the criteria for membership and is expected to make significant contributions to the Company, elect such individual to the board without conducting a search.

The Nominating and Corporate Governance Committee is responsible for recommending to the board nominees for election to the board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidates’ background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other board members, and discussions within the Committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the stockholders or to be elected by the board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination of an individual by a stockholder for election to the board of directors.

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the board of directors must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by Nasdaq, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence criteria adopted by the board of directors. The independence criteria adopted by the board are set forth in the Company’s Corporate Governance Guidelines.

The board undertook an annual review of director independence in April 2018. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the board affirmatively determined that the following directors are independent directors: Robert Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert Mundheim, Christopher Payne, Charles Townsend and Harris Williams. Accordingly, eight of our nine directors are independent, and all directors serving on the Audit Committee satisfy the independence requirements of Nasdaq and the SEC relating to directors and audit committee members.

Executive Sessions of Our Non-Management Directors

The Chairman of the Board and the full board each have authority to require the board to meet in executive sessions outside the presence of management. The independent directors meet at regularly scheduled executive sessions without management not less frequently than once per quarter.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. LeMay, an independent director, currently serves as the Chairman of our board of directors.

Board’s Role in Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for reviewing and discussing our risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management, the major financial risk exposures and the steps management has taken to monitor and control such exposures, any unusual material transactions and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the Foreign Corrupt Practices Act and other anti-corruption statutes. The Audit Committee also oversees our corporate compliance and ethics programs, as well as the internal audit function. The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees’ work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments obtained from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.

The Company’s executive officers, including the General Counsel and Secretary, report directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit function regularly reports to the Audit Committee, and each of the General Counsel and head of internal audit have regularly scheduled private sessions with the Audit Committee. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and our management, enables the board of directors to effectively oversee the Company’s risk management function.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.ir.gogoair.com. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees also are available on the corporate governance section of our investor relations website at www.ir.gogoair.com.

We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics applies to our directors, chief executive officer, chief financial officer, chief accounting officer and all other officers and employees. Our Code of Financial Ethics applies to our chief executive officer, chief financial officer, chief accounting officer and any other key employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed on the corporate governance section of our investor relations website at www.ir.gogoair.com.

Committees of the Board

Our board of directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the current members of each committee and the number of meetings held during fiscal 2017.

Director	Audit	Compensation	N&CG
Robert L. Crandall	✓	✓
Hugh W. Jones	✓	✓
Ronald T. LeMay
Michele Coleman Mayes	✓		✓*
Robert H. Mundheim		✓*	✓
Christopher D. Payne
Oakleigh Thorne
Charles C. Townsend		✓
Harris N. Williams	✓*
Number of meetings	6	4	4

   ✓= current committee member; * = chair

Audit Committee. Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes for managing business and financial risks, and our compliance with legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

During fiscal 2017, the Audit Committee held six meetings. The Audit Committee is currently composed of Messrs. Williams (chair), Crandall and Jones and Ms. Mayes. Each member of our Audit Committee meets the Nasdaq independence requirements, is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act. Our board has determined that Mr. Crandall is an audit committee financial expert as defined by the SEC.

Compensation Committee. Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of the Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of the Company and its subsidiaries. Our Compensation Committee also periodically reviews development and succession plans for executive officers.

During fiscal 2017, the Compensation Committee held four meetings. The Compensation Committee was composed of Messrs. Mundheim (chair), Townsend, Crandall and Thorne during 2017. On March 4, 2018, Mr. Thorne resigned from the Compensation Committee and Mr. Jones was appointed as a member of the Compensation Committee. Each member of our Compensation Committee meets the Nasdaq independence requirements and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of SEC Rule 16b-3, the Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. In 2014, the Compensation Committee delegated to a Rule 16b-3 subcommittee, consisting of Messrs. Mundheim and Townsend, the authority to approve equity grants to our executive officers for purposes of Section 16(b) of the Exchange Act. The Compensation Committee also from time to time delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers and other employees.

The Compensation Committee retained Compensation Strategies, Inc. during 2017 to provide executive compensation consulting services. Compensation Strategies, Inc. reports directly to the Compensation Committee, and does not provide any other services to the Company. After a review of the applicable factors prescribed by the SEC and Nasdaq, the Company determined that Compensation Strategies, Inc. is independent.

For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our board (including candidates proposed by stockholders), reviewing the composition of the board and its committees, developing corporate governance guidelines and recommending them to the board for approval, and managing the board’s annual self-evaluation process.

During fiscal 2017, the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee was composed of Messrs. Thorne (chair) and Mundheim during fiscal 2017. On March 4, 2018, Mr. Thorne resigned from the Nominating and Corporate Governance Committee and Ms. Mayes was appointed chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the Nasdaq independence requirements.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held nine meetings during fiscal 2017. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he/she was a member during the time in which such director served on the board or any committee. It is the board’s policy that our directors attend our annual meetings. All members of the board serving as directors at the time of the 2017 annual meeting attended the 2017 annual meeting.

Plurality Voting for Directors and Director Resignation Policy

The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the four individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. In addition, it is the Company’s policy that if (i) a director ceases to be employed by his or her principal employer, commences employment with a new employer or, while remaining employed by the same employer, undergoes a significant change in his or her position or employment responsibilities, (ii) an independent director ceases to qualify as such, or (iii) a nominee for director, in an uncontested election of directors, receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, the affected director will be required to promptly tender to the board his or her resignation as director. The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation, and the board will make such determination, based on a review of whether the individual continues to satisfy the board’s membership criteria and any other matters that the board may consider relevant to its determination.

Succession Planning and Management Development

We are focused on talent development at all levels within our organization. Among the Compensation Committee’s key responsibilities is to ensure that management establishes and the Committee oversees an effective executive succession plan. The board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including through diversity, recruiting and development programs.

Security Ownership Policies

The Company prohibits directors and employees, including executive officers, from engaging in short sales and trading in publicly traded options of securities of the Company and its affiliates. The Company’s policies also prohibit hedging transactions involving securities of the Company and its affiliates, unless approved by the General Counsel. The Company further requires that pledges by directors and executive officers of securities of the Company or its affiliates made after April 2018 be approved in advance by the board or a committee designated by the board.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Oakleigh Thorne	60	Director, President and Chief Executive Officer
Anand K. Chari	51	Executive Vice President and Chief Technology Officer
Jonathan B. Cobin	44	Executive Vice President and Chief Commercial Officer
Marguerite M. Elias	63	Executive Vice President, General Counsel and Secretary
Barry Rowan	61	Executive Vice President and Chief Financial Officer
John Wade	55	Executive Vice President and Chief Operating Officer
Michael Bayer	49	Senior Vice President, Controller and Chief Accounting Officer
Karen Jackson	48	Senior Vice President, Human Resources

Mr. Thorne’s biography and related information may be found above in the section titled “Directors, Executive Officers and Corporate Governance—Continuing Directors.” The following is biographical information for our other executive officers:

Anand K. Chari joined Aircell, Inc. in 2003 as a consultant. From July 2006 to July 2011, he served as Vice President of Engineering. In July 2011, he became our Chief Technology Officer and Senior Vice President, Engineering, and in February 2013, he was promoted to Executive Vice President and Chief Technology Officer. Effective May 1, 2018, Mr. Chari will step down from his positions as Executive Vice President and Chief Technology Officer of the Company and become our Strategic Technology Advisor. Prior to joining Aircell, Mr. Chari founded and served as President of Simma Technologies Inc., a technology and management consulting company. He also served as Vice President of Sales and Business Development at ISCO International, Director of Business Development at 3Com, Director of Advanced Technology at Ameritech, and Manager at Telephone and Data Systems. Mr. Chari received his Master of Business Administration degree from the University of Chicago, his Master of Science degree in Computer Engineering from Iowa

State University, and a Bachelor of Science degree in Electronics and Communications Engineering from the National Institutes of Technology, Trichy, India.

Jonathan B. Cobin joined us in April 2010. In January 2017, Mr. Cobin became our Chief Commercial Officer. Effective May 1, 2018, Mr. Cobin will become our Chief Strategy Officer and Executive Vice President, Corporate Development. From September 2003 to January 2010, Mr. Cobin was employed by Centennial Communications, a regional telecommunications service provider, principally in the role of Vice President Strategic Planning. Previously, Mr. Cobin held positions of increasing responsibility as a strategy consultant at Dean & Company and in the investment banking group at J.P. Morgan. He received his Master’s degree in Business Administration from the Stanford University Graduate School of Business and a Bachelor of Arts from Dartmouth College.

Marguerite M. Elias joined us in September 2007. From June 2004 until July 2007, Ms. Elias served as Senior Vice President and General Counsel of eCollege.com, a publicly traded provider of outsourced eLearning solutions, where she was responsible for all legal and compliance issues, managed the human resources function and was a member of senior management. Ms. Elias was in private practice for 15 years at Skadden, Arps, Slate, Meagher & Flom and Katten Muchin Rosenman, where she specialized in federal securities law, corporate finance, and mergers and acquisitions for clients across a broad spectrum of industries. Since 2007, Ms. Elias has served on the board of directors of Helix Education, Inc. She is a member of the American Law Institute. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor from Loyola University of Chicago School of Law.

Barry Rowan joined us as Executive Vice President, Finance in April 2017 and in May 2017 he became our Executive Vice President and Chief Financial Officer. Mr. Rowan previously served as Executive Vice President and Chief Financial Officer of Cool Planet Energy Systems from March 2013 to April 2017, as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Vonage Corporation from 2010 to 2013, and as Executive Vice President, Chief Financial Officer and Treasurer for Nextel Partners from 2003 to 2006. Mr. Rowan earned his Master’s degree in Business Administration from the Harvard Business School and his Bachelor’s degree in Business Administration and Chemical Biology summa cum laude from The College of Idaho.

John Wade joined us in November 2008. In August 2016, Mr. Wade became our Chief Operating Officer. Effective May 1, 2018, Mr. Wade will become our President, Commercial Aviation Division. Prior to joining Gogo, Mr. Wade served as Chief Technical Officer and General Manager of in-flight mobile phone and internet provider, OnAir, from February 2005 to November 2008. He was responsible for OnAir’s internet business, including sales, strategy, customer relationship management and product development. Mr. Wade has more than 20 years of experience in the avionics and in-flight communications industries, having also held positions at in-flight internet and connectivity services provider Tenzing Communications, as well as PRIMEX Aerospace Company and GEC Marconi In-Flight Systems. Mr. Wade received his education at the University of Brighton, U.K., where he earned a First Class B Engineering Honors Degree in Electronic Engineering.

Michael Bayer joined us in June 2015. From February 2013 to March 2015, Mr. Bayer served as Vice President and Corporate Controller at JMC Steel Group, Inc., an independent steel pipe and tube manufacturer. Prior to that, he worked in various accounting and financial reporting roles, including as Assistant Controller and Controller of Motorola Mobility, Inc. from 2010 to 2013 and as Director of Accounting at Exelon Corporation from 2004 to 2009. Mr. Bayer is a Certified Public Accountant and received his Bachelor’s degree in Accounting from Miami University.

Karen Jackson joined us in February 2015. From November 2011 to January 2015, Ms. Jackson served as SVP, Human Resources of Acquity Group, a digital and marketing services firm acquired by Accenture, where she was responsible for the HR function and talent strategy across the business. From November 2009 to November 2011, Ms. Jackson held the position of VP, Corporate Strategy at Acquity Group, where she was responsible for driving Acquity Group’s growth initiatives. She received her Master’s degree in Business Administration from the Fuqua School of Business, Duke University and a Bachelor’s degree in Accounting from the University of Illinois, Urbana-Champaign.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any proposed transaction between the Company and an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. Our directors, executive officers and employees are required to report any proposed related person transaction to our Audit Committee. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover any related person transaction that has not been properly approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne. The following description of the terms of the Registration

Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement filed as an exhibit to our 2014 Annual Report on Form 10-K. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”), when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the board of directors (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the Company to disclose confidential information which is adverse to the Company’s interest, then the board of directors may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (“Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration subject to certain exceptions relating to employee benefit plans and mergers and acquisitions. The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriter, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder. If the holder of Registrable Securities initiates the piggyback registration, it is required to include in the offering (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (ii) second, the securities we propose to sell.

Indemnification Agreements

Our Certificate of Incorporation contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the Delaware General Corporation Law for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the Delaware General Corporation Law (unlawful dividends), or any transaction from which the director derives an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, except in certain cases of a proceeding instituted by the director or officer without the approval of our board. Our Bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Communications with the Board

Stockholders who wish to contact our board may send written correspondence, in care of the Corporate Secretary, to 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. Communications may be addressed to an individual director, to the non-management directors as a group, or to the board as a whole. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our board will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 31, 2018 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the determination date, which in the case of the following table is March 31, 2018. Shares issuable pursuant to those stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, more than one person may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 87,207,013 shares of our common stock outstanding as of March 31, 2018.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
Oakleigh Thorne and affiliated entities(1)(3)(4)	25,652,784	29.4%
FMR LLC(5)	11,873,728	13.6%
Stelliam Investment Management LP(6)	8,387,500	9.6%
Senator Investment Group LP(7)	5,646,370	6.5%
The Vanguard Group(8)	4,849,564	5.6%
Directors and Named Executive Officers
Ronald T. LeMay(2)(3)(4)	2,320,902	2.6%
Anand K. Chari(3)	407,016	*
John Wade(3)	438,821	*
Robert L. Crandall(3)(4)	134,520	*

Name of Beneficial Owner	Number of Shares	Percent
Barry Rowan(3)(4)	90,000	*
Hugh W. Jones(3)(4)	25,142	*
Michele Coleman Mayes(3)(4)	26,042	*
Robert H. Mundheim(3)(4)	200,430	*
Christopher D. Payne(3)(4)	58,595	*
Oakleigh Thorne(1)(3)(4)	25,652,784	29.4%
Charles C. Townsend(3)(4)	2,238,397	2.6%
Harris N. Williams(3)(4)	72,776	*
Jonathan B. Cobin(3)	341,672	*
Michael J. Small(9)	2,074,860	2.3%
Norman Smagley(10)	386,084	*
All directors and executive officers as a group (16 persons)(1)(2)(3)(4)	32,489,478	36.2%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Based on a Schedule 13D/A jointly filed with the SEC on October 3, 2017 by Thorndale Farm, Inc. (“Thorndale Farm”), Thorndale Farm Gogo, LLC, OAP, LLC (“OAP”) and Oakleigh Thorne. Includes 25,450,823 shares held directly by Thorndale Farm Gogo, LLC and 139,536 shares held directly by OAP. Thorndale Farm is the managing member of Thorndale Farm Gogo, LLC. Oakleigh Thorne is the CEO of Thorndale Farm and the managing member of OAP. The address of each of the foregoing persons or entities is c/o Thorndale Farm, L.L.C., P.O. Box 258, Millbrook, NY 12545.

(2)	Includes 1,801,690 shares of our common stock pledged by Mr. LeMay as security for loans.

(3)	Includes shares of our common stock issuable upon the exercise of options granted pursuant to our equity compensation plans, which were unexercised as of March 31, 2018, but were exercisable within a period of 60 days from such date. These amounts include the following number of shares of our common stock for the following individuals: Mr. LeMay 519,212; Mr. Crandall 125,586; Mr. Jones 25,142; Ms. Mayes 25,142; Mr. Mundheim 94,686; Mr. Payne 57,095; Mr. Thorne 62,425; Mr. Townsend 63,786; Mr. Williams 63,786; Mr. Chari 370,350; Mr. Wade 402,235; Mr. Cobin 306,016; all executive officers and directors as a group 2,580,474.

(4)	Excludes the following shares of our common stock issuable upon settlement of outstanding deferred stock units: Mr. LeMay 31,169; Mr. Crandall 38,892; Mr. Jones 10,959; Ms. Mayes 18,767; Mr. Mundheim 38,255; Mr. Payne 21,691; Mr. Thorne 40,611; Mr. Townsend 36,148; Mr. Williams 22,440; all directors and executive officers as a group 258,932. Deferred stock units are settled 90 days after the director ceases to serve as such.

(5)	Based on a Schedule 13G/A filed jointly with the SEC on February 13, 2018 by FMR LLC (“FMR”) and Abigail Johnson (a director, the Vice Chairman, the Chief Executive Officer and the President of FMR). FMR has sole voting power with regard to 4,428,774 shares of our common stock and sole dispositive power with regard to 11,873,728 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)

Based on a Schedule 13G/A filed jointly with the SEC on February 13, 2018 by Stelliam Investment Management, LP (“Stelliam”) and Ross Margolies (the managing member of Stelliam’s general partner). The securities are held for the account of one or more investment funds for which Stelliam acts as the investment manager. Stelliam has sole voting power with regard to 8,387,500 shares of our common stock and sole dispositive power with regard to 8,387,500 shares of our common stock. The address of Stelliam Investment Management LP is 12 East 49th Street, 22nd Floor, New York, NY 10017.

(7)	Based on a Schedule 13D filed jointly with the SEC on March 19, 2018 by Senator Investment Group LP (“Senator”) and Alexander Klabin and Douglas Silverman (who indirectly control Senator’s general partner). Senator has shared voting power with regard to 5,646,370 shares of our common stock and shared dispositive power with regard to 5,646,370 shares of our common stock. The address of Senator Investment Group LP is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(8)	Based on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”). Vanguard has sole voting power with regard to 113,939 shares of our common stock, shared voting power with regard to 2,500 shares of our common stock, sole dispositive power with regard to 4,739,225 shares of our common stock, and shared dispositive power with regard to 110,339 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)	Michael J. Small is no longer an employee of Gogo Inc. The business address of Mr. Small is c/o Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, IL 60606.

(10)	Norman Smagley is no longer an employee of Gogo Inc. The business address of Mr. Smagley is c/o Ensono, 3333 Finley Road, Downers Grove, IL 60515.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2017; except for each of the directors to correct an administrative error that incorrectly stated the number of shares underlying the number of options granted to the reporting person and for Mr. Bayer to disclose the vesting of the restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we provide an overview of the Company’s executive compensation program, including a discussion of the compensation philosophy of our Compensation Committee. We also review the material elements of compensation earned by or paid to our named executive officers (each an “NEO”) in 2017, and discuss and analyze the compensation decisions made by the Compensation Committee in 2017.

The NEOs discussed in this Compensation Discussion and Analysis and the related compensation tables are the officers listed in the table below.

Name	Title
Michael J. Small	Former President and Chief Executive Officer

Barry Rowan	Executive Vice President and Chief Financial Officer

Anand K. Chari	Executive Vice President and Chief Technology Officer

John Wade	Executive Vice President and Chief Operating Officer

Jonathan B. Cobin	Executive Vice President and Chief Commercial Officer

Norman Smagley	Former Executive Vice President and Chief Financial Officer

The Compensation Committee has overall responsibility for approving the compensation program for our NEOs and makes all final compensation decisions regarding our NEOs. The Compensation Committee works to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development and retention of NEO talent so we can achieve our business objectives and optimize our long-term financial returns.

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing long-term stockholder value and supporting the shorter-term business goals we believe are necessary to effect such an increase. In line with our pay for performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company and its business segments as well as progress made against identified strategic and/or operational goals. Our NEOs’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term equity awards.

The Compensation Committee established specific financial and other objectives for our NEOs with reference to the overall performance objectives approved by our board of directors. During 2017, our shorter-term financial goals were to increase our revenues and achieve our earnings targets. Our corporate performance objectives, which we established in the context of and viewed as critical to achieving our short- and long-term financial goals, were focused on growth strategies that included:

(a)	increasing the number of Gogo-connected aircraft in both commercial aviation (“CA”) and business aviation (“BA”) and, in particular, increasing the 2Ku installed aircraft;
(b)	raising average revenue per aircraft, reducing our investment per aircraft and improving margins;
(c)	innovating and evolving our technology platform to support global connectivity demands; and
(d)	demonstrating increases in employee engagement.

As context for the compensation of our NEOs in 2017, we provide below some highlights of our financial and operating performance during the year:

•	Our consolidated revenue increased to $699.1 million for the year ended December 31, 2017, up 17% from $596.6 million in 2016.
•	CA-North America (“CA-NA”) revenue increased to $400.6 million, up 8% from $371.5 million in 2016.
•	BA revenue increased to $240.6 million, up 21% from $199.6 million in 2016.
•	CA-Rest of World (“CA-ROW”) revenue increased to $57.9 million, up 128% from $25.4 million in 2016.
•	Our consolidated Adjusted EBITDA* decreased to $58.5 million for the year ended December 31, 2017, down 13% from $67.2 million for the prior year.
•	Our combined segment profit for the CA-NA and BA segments increased to $166.2 million for the year ended December 31, 2017 as compared to $154.7 million during the prior year.
•	As of December 31, 2017, our CA-NA segment had 2,840 commercial aircraft online** as compared to 2,676 as of December 31, 2016.
•	As of December 31, 2017, our BA segment had 4,678 aircraft online+ with Gogo Biz systems as compared to 4,172 as of December 31, 2016.

*	Adjusted EBITDA is a non-GAAP financial measure. For the reconciliation of this non-GAAP financial measure, see pages 78-80 of our 2017 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” of Part II, Item 7.
**	We define aircraft online as the total number of commercial aircraft on which our equipment is installed and service has been made commercially available as of the last day of each period presented.
+	We define ATG aircraft online as the total number of business aircraft for which we provide air-to-ground (“ATG”) services as of the last day of each period presented.

•	As of December 31, 2017, our CA-ROW segment had 391 aircraft online** as compared to 267 as of December 31, 2016.

During 2017, we made compensation decisions and adjustments to elements of our compensation programs from 2016 to encourage our pay-for-performance culture. The Compensation Committee established the 2017 annual bonus program and set target performance levels for two key financial metrics (revenue and Adjusted EBITDA) as well as additional strategic and operational goals to focus appropriate effort on increasing 2Ku installations, increasing peak performance speeds, expanding our installed and upgraded base of aircraft, implementing our technology roadmap and achieving a pre-established target percentage of favorable responses in our annual employee engagement survey.

We employ several practices that reflect the Company’s compensation philosophy:

•	We do not maintain any tax gross up arrangements (other than one gross-up for certain relocation expenses incurred by Mr. Rowan, as described under “—Elements of Compensation—Perquisites”);
•	We do not provide special retirement benefits designed solely for executive officers;
•	Our performance-based compensation arrangements for executive officers use a variety of performance measures;
•	We do not provide “perquisites” or other executive benefits based solely on rank; and
•	We have adopted stock ownership policies for our executive officers.

Establishing and Evaluating Executive Compensation

Executive Compensation Philosophy and Objectives. The executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:

•	Attract, retain and motivate high-performing executive talent;
•	Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders; and
•	Directly align executive compensation elements with both short-term and long-term Company performance.

Role of Compensation Consultants. The Compensation Committee retained Compensation Strategies, Inc. (“CSI”), to provide executive compensation consulting services to the Committee during 2017. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Committee uses when making decisions regarding our executive compensation programs and when establishing the compensation of our executive officers. Decisions on which CSI advised the Committee during 2017 included approval of the

2017 bonus program, the form and level of equity awards to executive officers, base salary increases and the level of target bonuses to executive officers. CSI also updated the market data that the Committee uses as a factor in its compensation determinations. See “Market Comparisons” below. CSI did not perform any other services for the Company in 2017.

Role of Executive Officers. Our Chief Executive Officer sometimes participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the determination of components of compensation (including equity), compensation levels and performance targets for our executives. The Compensation Committee also meets formally and informally without executive management to discuss its compensation philosophy and approach and makes its decisions regarding NEO compensation in executive session with only its independent consultant and/or outside counsel present.

Market Comparisons. Our Compensation Committee has from time to time used market data as one factor in assessing how our base salary, target short-term incentives, target total cash compensation, actual total cash compensation, target long-term incentives and target total direct compensation compare to other companies in our peer group. The Compensation Committee has not targeted compensation to any peer group percentile data, but instead has used peer group data with a goal of providing total direct compensation opportunities for the NEOs at a level that is competitive with our peer group for executives in similar positions with similar responsibilities at companies included in our peer market data and that fairly compensates our executives. The Compensation Committee, with assistance from CSI, approved a peer group of companies in 2016 for use in assessing compensation elements and making compensation decisions for our executive officers. The Compensation Committee used the same peer group in 2017. The peer group is comprised primarily of companies from the Internet software and services industry with a communication focus where possible. Using that peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s revenues), CSI provided the Compensation Committee with comparative assessments for our executives’ base salaries, target bonuses, total cash compensation, long-term equity compensation and total compensation. In January 2018, the Compensation Committee, with support from CSI, approved an updated peer group, consisting of 19 companies.

The peer group for 2017 included the following 18 companies: (1) Akamai Technologies, Inc.; (2) Bottomline Technologies, Inc.; (3) Cogent Communications Group, Inc.; (4) Constant Contact, Inc.; (5) Global Eagle Entertainment, Inc.; (6) HomeAway, Inc.; (7) Iridium Communications, Inc.; (8) j2 Global, Inc.; (9) NeuStar, Inc.; (10) NIC, Inc.; (11) Qlik Technologies Inc.; (12) RealPage, Inc.; (13) SolarWinds, Inc.; (14) Synchronoss Technologies, Inc.; (15) Syntel, Inc.; (16) ViaSat, Inc.; (17) Vonage Holdings Corp.; and (18) Web.com Group, Inc.

Say on Pay. The Compensation Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2017 annual meeting of stockholders, our stockholders approved the compensation paid to our named executive officers in a non-binding advisory vote. Approximately 99% of the stockholders who voted on the proposal voted in favor of the proposal. The Compensation Committee believes the results conveyed support for the philosophy, strategy and objectives of our executive compensation program.

Changes to the Roles and Responsibilities of NEOs. During 2017, we made certain changes to the roles and responsibilities of our NEOs. On January 1, 2017, the Company promoted Mr. Cobin from Executive Vice President, Global Airline Group to Executive Vice President and Chief Commercial Officer. Effective April 24, 2017, Mr. Rowan was appointed Executive Vice President, Finance and, effective May 4, 2017, Mr. Rowan became our new Executive Vice President and Chief Financial Officer of the Company. Pursuant to Mr. Smagley’s transition agreement, he resigned from his positions as Executive Vice President and Chief Financial Officer of the Company on May 4, 2017 but continued his employment as a Senior Finance Advisor until December 31, 2017. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” On March 4, 2018, Mr. Small stepped down as President and Chief Executive Officer and resigned as a member of our Board, and Oakleigh Thorne was appointed President and Chief Executive Officer. See “—Elements of Compensation—Employment and Other Agreements with NEOs” for a discussion of certain compensation arrangements entered into in connection with Mr. Small’s separation and Mr. Thorne’s appointment.

Elements of Compensation

Base Salary

We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive with companies included in our peer group for NEOs in similar positions with similar responsibilities. The base salaries of NEOs are reviewed annually and adjusted when appropriate to reflect individual roles and performance as well as market conditions.

2017 Base Salaries. Each of our NEOs received the base salary set forth in the Summary Compensation Table under “Salary.” Each of our NEOs is party to an employment agreement, and pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. In connection with Mr. Cobin’s promotion to Chief Commercial Officer, the Compensation Committee approved a 9% increase to his base salary effective January 1, 2017. In February 2017, the Compensation Committee approved increases (between 8% and 11%) to the base salaries of each of our other then-employed NEOs, other than Mr. Smagley, and it set base salaries for Messrs. Small, Chari, Wade, Cobin and Smagley at $700,000, $400,000, $400,000, $360,000 and $386,250, respectively. Given the Company’s entry into a transition agreement with Mr. Smagley, the Compensation Committee did not increase his base salary in 2017. In connection with Mr. Rowan’s appointment as Chief Financial Officer in 2017, we entered into an employment agreement with Mr. Rowan pursuant to which his initial base salary was set at $450,000. The Compensation Committee, following arm’s length negotiations, approved the level of base compensation following consideration of Mr. Rowan’s experience and expertise and the compensation Mr. Rowan earned in his prior place of employment.

2018 Base Salaries. In February 2018, the Compensation Committee determined to make no increases to the base salaries of each of our NEOs.

Annual Incentive Plan

We use annual cash incentive bonuses to reward our NEOs for the achievement of Company performance goals. These performance-based bonuses are tied to our operating results in order to motivate our NEOs to focus on particular performance measures chosen by the Compensation Committee. The Compensation Committee chooses performance measures that are aligned with our financial and strategic goals, thereby providing incentives to accomplish objectives that the Compensation Committee believes should improve both short-term and long-term stockholder value.

Our NEOs’ employment agreements provide for a minimum target bonus based on a specified percentage of base salary. In March 2017, the Compensation Committee set the percentage levels of salary to be paid for performance at target levels for Mr. Small at 100% and for our other NEOs (except Mr. Rowan) at 75%, the same target levels as in 2016. In April 2017, the Compensation Committee set Mr. Rowan’s target bonus percentage at 75% of base salary, the same level as our NEOs (excluding our Chief NEO Officer), subject to proration based on his length of service in 2017.

2017 Bonus Program. In March 2017, the Compensation Committee established the performance objectives for the 2017 annual bonus program. Similar to the 2016 bonus program, the 2017 bonus program included financial objectives for our NEOs and other senior executives, as well as strategic and operational objectives that measure current performance and positioning for future growth. The 2017 bonus payout for each NEO was calculated based on corporate results, except for Mr. Wade, whose bonus was calculated in part based on corporate results and in part based on BA results as described below. As was the case with the 2016 bonus program, the 2017 bonus program provides that our NEOs are not eligible to receive amounts based on their achievement of strategic and operational objectives unless pre-established thresholds of consolidated revenue and/or adjusted EBITDA have also been achieved. The Compensation Committee believes that promoting a focus on corporate and segment-based financial and operational/strategic goals for our NEOs and other senior executives will help improve stockholder value over time. The 2017 bonus program was designed to pay out at 100% if target levels were achieved, with minimum (50%) and maximum (200%) payouts at specified performance levels.

The corporate financial objectives established in March 2017 for the bonus program included the following targets: (1) attainment of a pre-established target for consolidated adjusted EBITDA of $73.8 million; and (2) attainment of a pre-established revenue target of $685.9 million. The bonuses for Messrs. Small, Rowan, Chari, Cobin and Smagley were based 67% on attainment of the consolidated financial targets and 33% on performance against each of eight corporate objectives (weighted from 3% to 6%). Given Mr. Wade’s role as Chief Operating Officer and his continued oversight of the BA business unit, Mr. Wade’s bonus was based 47% on attainment of the consolidated financial targets, 20% on attainment of the pre-established BA financial targets (adjusted EBITDA of $90.3 million and revenue of $225.7 million), 22% on each of eight corporate objectives (weighted from 3% to 6%) and 11% on attainment of four BA objectives (weighted equally).

The bonus program is funded based on the achievement of the adjusted EBITDA and revenue metrics. For each adjusted EBITDA and revenue metric, there is a minimum performance level ranging from 68% to 94% of the target performance level, depending on the metric. At such level, 50% of the applicable portion of the target bonus is paid, and performance below that level results in zero payout for the applicable portion. There is also a maximum payout of 200% of the applicable portion of the target bonus for each financial metric, achieved at performance levels ranging from 104% to 122% of the target performance level depending on the metric.

For purposes of the plan, EBITDA means net income (loss) attributable to common stock before income taxes, interest income, interest expense, depreciation expense and amortization of other intangible assets. Adjusted EBITDA means EBITDA adjusted for (i) stock-based compensation expense, (ii) amortization of deferred airborne lease incentives, (iii) loss on extinguishment of debt and (iv) adjustment of deferred financing costs. Our management believes that the use of adjusted EBITDA eliminates items that have less bearing on our operating performance, thereby highlighting trends in our core business that may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance. Also for purposes of the bonus program, revenue excludes CA equipment revenue.

The corporate and strategic objectives established in March 2017 for the NEOs and other members of senior management included goals relating to increasing the number of 2Ku systems installed on aircraft, demonstrating increased inflight performance peak speeds, development milestones related to the Company’s next generation ATG technology, agreements or aircraft upgrades, written awards for installation of the 2Ku system on aircraft operated by Middle East and Asian airlines, achievement of satellite system availability targets, achievement of line-fit objectives and achievement of employee engagement targets. In addition, for Mr. Wade, the BA objectives included goals relating to sales of Gogo Biz 4G systems, ATG services and 2Ku equipment and achievement of employee engagement targets. The Compensation Committee chose these goals because it believed they would help measure success in current performance while encouraging NEOs to position the Company for future growth. If achievement of adjusted EBITDA and/or revenue are below the applicable minimum performance levels, the strategic and operational portion of the NEOs’ bonuses will not be paid, even if those objectives are met.

Achievements in 2017 against the bonus plan targets for the pools in which the NEOs participated were as follows.

For Corporate:

•	Consolidated adjusted EBITDA of $58.5 million (for a 53.06% payout of the associated portion of the target bonuses for each of our NEOs); and

•	Revenue of $687.6 million (for a 106.94% payout of the associated portion of the target bonuses for each of our NEOs).

For BA:

•	Adjusted EBITDA of $99.4 million (for a 193.9% payout of the associated portion of the target bonus for Mr. Wade); and

•	Revenue of $240.6 million (for a 200% payout of the associated portion of the target bonus for Mr. Wade).

Certain of the strategic and operational objectives for corporate and BA were designed to pay out at levels ranging from 50% to 150% of the associated portion of the target bonus based on the level of achievement against the goals set for such objectives. The Company met five of the eight corporate strategic and operational objectives, for which Messrs. Small, Rowan, Chari, Cobin and Smagley received a 68% payout of the associated portion of the target bonus and Mr. Wade received a 68% payout of the associated portion of the target bonus. The Company met three of the four BA strategic and operational objectives, for which Mr. Wade received a 100% payout of the associated portion of his target bonus. The portion of bonus funding based on corporate performance was reduced to 80% to offset the impact of corporate level decisions that adversely impacted divisional performance. Based on the financial and operational objectives, the aggregate payout to each of our NEOs was 71.6% of the target bonus for Messrs. Small, Rowan, Chari, Cobin and Smagley and 110.65% for Wade. The amounts paid to our NEOs are set forth in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of our Summary Compensation Table.

Equity-Based Compensation

We believe that competitive equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent,

and that equity-based awards align the interests of our NEOs with the interests of our equity holders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multi-year vesting and, in some cases, vesting based on performance goals. Equity awards are granted under the Gogo Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”), adopted at the time of our 2013 initial public offering or the Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Plan”) approved by our shareholders in 2016.

Equity incentives to our NEOs are provided on an annual basis in the form of a combination of restricted stock units and stock options, with an approximate 75% weighting toward options and 25% weighting toward restricted stock. In February 2017, the Committee determined the annual grants for our NEOs. As described in more detail below, Messrs. Smagley and Rowan did not receive annual grants in 2017, in the case of Mr. Smagley because of his transition and in the case of Mr. Rowan because he joined the company subsequent to the date of the annual grants. While the Company had in prior years set equity compensation for our NEOs as a percentage of average base salary, using that methodology would have resulted in a much higher usage of shares than the Committee considered desirable. Accordingly, in 2017, we continued to reduce the value of our equity grants and lowered the number of shares granted to the NEOs to maintain our desired usage of shares. As in 2016, the Compensation Committee determined to grant options and restricted stock subject to time-based vesting as well as options and restricted shares subject to both time-based vesting and performance vesting based on a sustained increase in our share price to previously targeted levels.

We believe that the variety of equity awards we grant to NEOs provide a balance of stock price appreciation, retention, and performance-based vesting in our equity incentive program, without undue dilution or potential windfalls. In particular, the Committee believes that performance-based vesting creates a longer-term focus on achieving performance goals that are critical to our future success and drive shareholder value, and that options also contribute to a longer-term focus. We further believe that options and performance-vesting restricted stock units encourage our NEOs to focus on increasing our stock price, and that time-vesting restricted stock assists us in retaining NEOs, as such awards continue to have value even in a down market while still rewarding NEOs for stock price gains.

As in 2016, all time-vesting stock options and restricted stock granted in 2017 are subject to service-based vesting over the four years following the grant date. The performance-vesting restricted stock units and stock options granted in 2017 are subject to both four-year service-based vesting and to the achievement of stock performance goals, with performance vesting based on achieving a common stock price of $25 or above for a period of 30 consecutive trading days within four years of the grant date. See “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for discussion of the performance conditions.

In determining the size of the equity grants to our NEOs, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals, market data for NEOs in similar roles at peer companies, and total compensation of our NEOs as compared to peer companies. In 2017, the Compensation Committee determined that the 2017 equity grant should increase the performance-vesting component while decreasing the time-vesting portion. Thus, the 2017 grants for the NEOs comprised of 60% time-vesting options and shares of restricted stock and 40% performance-vesting options and restricted stock units. The Compensation Committee approved a proposal by Mr. Small to reallocate a portion of his proposed annual equity grant to the NEOs and other executive officers (excluding Messrs. Smagley and Rowan).

As an inducement to join the Company, Mr. Rowan received an award in April 2017 comprised of 67% time-vesting options and shares and 33% performance-vesting options and restricted stock units. Given Mr. Smagley’s transition, the Compensation Committee did not grant him any equity awards in 2017. See “—2016 Grants of Plan-Based Awards” for information regarding the number and value of the equity awards granted. Additional information regarding these and previous option grants is found in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table.

Employment and Other Agreements with NEOs

We have entered into employment agreements with each of our NEOs that include the specific terms set forth below. We believe that having employment agreements with our NEOs is beneficial to us because it provides retentive value and subjects the NEOs to restrictive covenants. In December 2016, we entered into a transition agreement with Mr. Smagley to reflect his changing roles. The employment agreements for Messrs. Chari, Wade and Cobin were amended in April 2018 to provide the same severance benefits upon the NEO’s resignation for good reason as provided upon a termination by the Company without cause, and to make other minor changes to provide consistency across the senior executive level. In connection with the commencement of his employment, we entered into an employment agreement with Mr. Rowan in April 2017. The agreement provides for his base salary, target annual bonus, the initial equity grant described above, a signing bonus of $100,000 and certain additional relocation benefits. On March 4, 2018, we entered into a separation agreement with Mr. Small pursuant to which he will receive certain severance and other benefits. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” and “—Potential Payments Upon Termination or Change of Control—Separation Agreement” for details regarding these agreements. In connection with the commencement of his employment, we entered into an employment agreement with Mr. Thorne on March 4, 2018. The agreement provides for his base salary, target annual bonus, an initial equity grant and certain relocation benefits.

We have also entered into change in control agreements with each of our NEOs to assure the NEOs that they will be protected in the event of a change in control of the

Company. Under the agreements, Mr. Small was entitled to receive severance benefits of 24 months of salary and target bonus as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, while each of our other NEOs is entitled to receive severance benefits of 18 months of base salary and target bonus, as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, in each case, if the NEO is terminated by the Company without cause or the NEO resigns with good reason within two years following a change in control. Additionally, any unvested stock options would immediately become vested and exercisable upon such termination. In April 2018, we amended the change in control agreements for each of Messrs. Chari, Wade and Cobin to provide that performance awards do not immediately vest upon termination. Instead, any unvested performance award will remain outstanding until the applicable performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent as if the NEO’s employment had continued through the applicable vesting date (with service-based vesting accelerated in full as of the date of termination). The treatment of such performance awards is consistent with the terms of the award agreements for the performance options and restricted stock units granted in 2016 and 2017. Mr. Rowan’s change in control agreement was entered into in April 2017 consistent with the terms described above for the other NEOs (except Mr. Small). The change in control agreements with each of Messrs. Small and Smagley terminated on their respective separation dates.

Perquisites

We do not generally provide perquisites or personal benefits to our NEOs. However, in connection with his commencement of employment and relocation, Mr. Rowan was entitled to receive reimbursement of temporary housing expenses for 60 days, as well as reimbursement of other moving and relocation expenses. Additionally, in accordance with Company practice, Mr. Rowan received reimbursement of taxes associated with the payment of certain housing and relocation expenses. Mr. Rowan also received reimbursement of his attorney’s fees in connection with the negotiation of his employment agreement.

Other Benefits

Our full time NEOs are eligible to participate in our 401(k) benefit plan and our health and welfare plans on the same basis as our other employees.

Non-qualified Deferred Compensation

None of our NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

ESPP

To encourage employee investment in the Company, the Company maintains an employee stock purchase plan (“ESPP”) that is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Code. Under the ESPP, our employees, including our NEOs, can purchase a limited number of shares at a discount (currently 10% and capped at 15% under the ESPP) to our market price.

Other Compensation Practices and Policies

Stock ownership guidelines. Under our stock ownership guidelines, each of our NEOs is required to maintain a minimum equity stake in the Company, determined as a multiple of the NEO’s base salary (3 times salary for our CEO and 2 times salary for each of our other NEOs) and converted to a fixed number of shares. Until the NEO reaches the minimum required level of stock ownership, the NEO is required to retain 50% of the net shares received through exercise of stock options, vesting of restricted stock or other stock-based compensation, granted on or after December 12, 2011. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and, in the case of stock options, the exercise price.

Policy regarding the timing of equity awards. We have no program, plan or practice pertaining to the timing of stock option grants to NEOs coinciding with the release of material non-public information.

Policy regarding clawbacks. We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the board of directors or Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. The Company is considering a policy regarding clawbacks of compensation. The compensation plans adopted at and after the time of our initial public offering include provisions allowing the Company to claw back compensation to the extent required by any Company policy or applicable law or stock exchange regulations.

Tax deductibility. Our board of directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the deductibility of executive compensation paid to our NEOs. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer, chief financial officer and each of the next three most highly compensated executive officers. For 2017, where appropriate, we sought to qualify certain of the compensation paid to the covered named executive officers for an exemption from the deductibility limitations of Section 162(m) under the qualified performance-based compensation exemption. Recently enacted legislation makes certain changes to Section 162(m), including repealing the exemption for qualified performance-based compensation for taxable years beginning after

December 31, 2017. Accordingly, compensation paid after 2017 to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In light of these changes, it is expected that the Committee will authorize compensation payments that do not comply with exemptions under Section 162(m) in order to attract, retain and motivate talented executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Robert H. Mundheim (Chair)
Robert L. Crandall
Charles C. Townsend
Hugh W. Jones

2017 Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Michael Small	2017	687,671		189,246	878,046	501,200	12,300	2,268,463
Former President and Chief	2016	650,000		209,464	787,271	484,644	12,100	2,143,479
Executive Officer	2015	650,000		482,625	1,375,908	643,359	12,100	3,163,992
Barry Rowan
Executive Vice President and Chief Financial Officer(7)	2017	310,685	100,000	633,550	1,547,640	166,176	62,877	2,820,928
Anand Chari	2017	390,581	600	145,242	442,801	214,800	12,300	1,206,324
Executive Vice President	2016	330,556		175,890	501,884	248,683	10,553	1,267,566
and Chief Technology Officer	2015	307,923	71,310	247,520	799,660	94,432	11,900	1,532,745
John Wade	2017	390,137		145,242	442,801	331,945	10,800	1,320,925
Executive Vice President	2016	334,932		111,416	412,104	300,000	10,600	1,169,052
and Chief Operating Officer	2015	312,570		175,890	501,884	220,635	9,815	1,220,794
Jonathan Cobin
Executive Vice President and Chief Commercial Officer	2017	360,000		145,242	442,801	193,320	12,300	1,153,663
Norman Smagley	2017	345,509		—	—	207,416	456,922	1,009,847
Former Executive Vice President	2016	383,264		76,485	287,221	215,993	12,100	975,063
and Chief Financial Officer	2015	370,555		175,890	501,884	278,377	4,385	1,331,090

(1)	For Mr. Smagley, the amounts reported in this column include severance paid on January 1, 2018.

(2)

For Mr. Rowan, the amounts reported in this column represent the one-time cash signing bonus of $100,000. For Mr. Chari, the amounts reported in this column represent the one-time cash bonus related to his work on a patent granted to the Company.

(3)

The amounts reported in this column reflect the aggregate grant date fair value of shares of time-vesting restricted common stock and, with respect to the performance-vesting restricted stock units granted in 2017, represent the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The amounts are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the performance conditions for the 2017 performance-vesting restricted stock units were satisfied, the grant date fair value would be: Mr. Small $244,343, Mr. Rowan $750,000, Mr. Chari $165,526, Mr. Wade $165,526 and Mr. Cobin $165,526.

(4)

The amounts reported in this column reflect the aggregate grant date fair value of the time-vesting options and, with respect to the performance-vesting options granted in 2017, represent the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The amounts are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements

included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the performance conditions for the 2017 performance-vesting options were satisfied, the grant date fair value would be: Mr. Small $1,019,927, Mr. Rowan $1,740,210, Mr. Chari $494,513, Mr. Wade $494,513 and Mr. Cobin $494,513.

(5)

This column represents for 2017 the amounts earned for performance-based bonuses under our Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Plan” for a discussion of how 2017 performance-based bonuses were determined.

(6)	Amounts reported in the “All Other Compensation” column for 2017 include the items set forth in the table below, as applicable to each NEO:

Name	401(k) Contributions ($)	HSA Contributions ($)	Temporary Housing and Relocation ($)(a)	Reimbursement of Attorney’s Fees ($)	Tax Reimbursement for Temporary Housing and Relocation Expenses ($)	Cash Severance ($)	COBRA Reimbursement ($)	Outplacement Services ($)	Total ($)
Michael Small	10,800	1,500	—	—	—	—	—	—	12,300
Barry Rowan	10,800	1,038	26,605	14,261	10,173	—	—	—	62,877
Anand Chari	10,800	1,500	—	—	—	—	—	—	12,300
John Wade	10,800	—	—	—	—	—	—	—	10,800
Jonathan Cobin	10,800	1,500	—	—	—	—	—	—	12,300
Norman Smagley	10,800	1,500	—	—	—	386,250	18,372	40,000	456,922

(a)	The amounts include reimbursement of temporary housing and relocation expenses (including furniture rental).

(7)	The amounts included in the Summary Compensation Table for Mr. Rowan for 2017 reflect compensation following the commencement of his employment on April 24, 2017.

2017 Grants of Plan-Based Awards

Set forth below is information regarding plan-based awards granted to our NEOs during 2017.

Name	Grant Date		Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael Small	3/14/2017	(2)							10,000			119,600

	3/14/2017	(4)								100,000	11.96	560,800

	3/14/2017	(3)					10,430					69,646

	3/14/2017	(5)					81,870				11.96	317,246

	N/A		350,000	700,000	1,400,000
Barry Rowan	4/24/2017	(2)(7)							40,000			500,000

	4/24/2017	(4)(7)								200,000	12.50	1,160,140

	4/24/2017	(3)(7)					20,000					133,550

	4/24/2017	(5)(7)					100,000				12.50	387,500

	N/A(6)		116,050	232,100	464,200
Anand Chari	3/14/2017	(2)							10,000			119,600

	3/14/2017	(4)								58,340	11.96	327,171

	3/14/2017	(3)					3,840					25,642

	3/14/2017	(5)					29,840				11.96	115,630

	N/A		150,000	300,000	600,000
John Wade	3/24/2017	(2)							10,000			119,600

	3/24/2017	(4)								58,340	11.96	327,171

	3/24/2017	(3)					3,840					25,642

	3/24/2017	(5)					29,840				11.96	115,630

	N/A		150,000	300,000	600,000
Jonathan Cobin	3/24/2017	(2)							10,000			119,600

	3/24/2017	(4)								58,340	11.96	327,171

	3/24/2017	(3)					3,840					25,642

	3/24/2017	(5)					29,840				11.96	115,630

	N/A		135,000	270,000	600,000

Name	Grant Date	Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Norman Smagley	N/A	144,844	289,688	579,375

(1)	Represents threshold, target and maximum payout levels for bonuses paid in 2018 for performance during the year ended December 31, 2017. See “—Elements of Compensation—Annual Incentive Plan—2017 Bonus Program” for a description of the plan. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made with respect to financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)	Represents shares of time-vesting restricted stock granted under our 2013 Omnibus Plan.

(3)	Represents the number of shares underlying the performance restricted stock units granted under our 2016 Omnibus Plan. The number of shares reflected in the maximum column is based on the achievement of the $25 share price performance goal.

(4)	Represents time-vesting stock options granted under our 2016 Omnibus Plan.

(5)	Represents the number of shares underlying the performance options granted under our 2016 Omnibus Plan. The number of shares reflected in the maximum column is based on the achievement of the $25 share price performance goal.

(6)	Mr. Rowan joined the Company on April 24, 2017, and his threshold, target and maximum bonus levels were calculated on a prorated basis based on service in 2017.

(7)	In connection with the commencement of Mr. Rowan’s employment, he was provided with a new hire grant.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Time-Vesting Option Awards

Time-vesting options granted in 2017 under the 2016 Omnibus Plan have a ten-year term. The options are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on option vesting.

Performance Option Awards

Performance options granted in 2017 under the 2016 Omnibus Plan are subject to both time and performance vesting conditions They time vest in equal annual installments on the first four anniversaries of the grant date (generally subject to continued employment with the Company) and are subject to the additional vesting condition that the per share closing price of the Company’s common stock on the Nasdaq market at some time during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $25 for a period of 30 consecutive trading days. Any performance option that has not vested by the fourth anniversary of the grant date will be forfeited. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on performance option vesting.

Restricted Stock Awards

Shares of restricted stock granted in 2017 under the 2013 Omnibus Plan are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on restricted stock vesting.

Performance Restricted Stock Units

Performance restricted stock units granted in 2017 under the 2016 Omnibus Plan are subject to both time and performance vesting conditions. They time vest in equal annual installments on the first four anniversaries of the grant date (generally subject to continued employment with the Company) and are subject to the additional vesting condition that the per share closing price of the Company’s common stock on the Nasdaq market at some time during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $25 for a period of 30 consecutive trading days. Any performance restricted stock unit that has not vested by the fourth anniversary of the grant date will be forfeited. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on performance restricted stock unit vesting.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Information regarding such agreements is set forth below:

Michael Small. In July 2010, we entered into an employment agreement with Mr. Small, pursuant to which he agreed to serve as our President and Chief Executive Officer. The employment agreement set Mr. Small’s annual base salary as of the effective date at $600,000, and provided that the salary will be reviewed at least annually and not reduced other than as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and in such case the reduction shall not exceed 10% of his then-current base salary. The employment agreement specified that Mr. Small is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. Mr. Small’s employment agreement also provided that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Small’s employment was for no specific term and either the Company or Mr. Small was entitled to terminate Mr. Small’s employment at any time, with or without cause. The agreement provided that, upon Mr. Small’s termination by the Company without cause or resignation for good reason, Mr. Small was entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) continued vesting of the options and any other equity awards then held by Mr. Small on the schedule set forth in the applicable option or other equity award agreement for 12 months following his termination, (iv) continued exercisability of any vested options and other equity awards then held by Mr. Small for 12 months following his termination, (v) payment of any earned but unpaid salary and accrued but unused paid time off, (vi) payment of any business expenses incurred but not reimbursed and (vii) payment of any approved but unpaid bonus award. The payment of (i) above was contingent on Mr. Small executing a general release of all claims against the Company. Mr. Small is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company. On March 4, 2018, we entered into a separation agreement with Mr. Small which provides the actual severance and other benefits he has or will receive in connection with his termination of employment as described in “—Potential Payments Upon Termination or Change of Control—Separation Agreement.”

Barry Rowan. In April 2017, we entered into an employment agreement with Mr. Rowan, pursuant to which he agreed to serve as Executive Vice President, Finance and, on May 4, 2017, as Executive Vice President and Chief Financial Officer. The employment agreement set Mr. Rowan’s annual base salary at $450,000, and provides that the salary shall be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Rowan is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Compensation Committee. The bonus is based upon the achievement of objectives established by the Compensation Committee. Mr. Rowan’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

In connection with his commencement of employment and relocation, Mr. Rowan received a starting bonus of $100,000, which is subject to repayment if Mr. Rowan’s employment terminates prior to April 24, 2018. Mr. Rowan was also entitled to receive reimbursement of temporary housing expenses for 60 days, as well as reimbursement of other reasonable and customary moving and relocation expenses if Mr. Rowan purchases a home in Chicago within 14 months of his start date. Additionally, in accordance with Company practice for senior executives, Mr. Rowan received reimbursement of taxes associated with the payment of certain housing and relocation expenses. Mr. Rowan also received reimbursement of his attorney’s fees in connection with the negotiation of his employment agreement.

Mr. Rowan’s employment is for no specific term and either the Company or Mr. Rowan may terminate Mr. Rowan’s employment at any time, with or without cause. If Mr. Rowan’s employment is terminated by the Company without cause or if he resigns for good reason, Mr. Rowan will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) payment of any earned but unpaid salary, (iv) payment of any business expenses incurred but not reimbursed and (v) payment of any approved but unpaid bonus award. The payment of (i) above shall be contingent on Mr. Rowan executing a general release of all claims against the Company. Mr. Rowan is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Anand Chari. We entered into an employment agreement with Mr. Chari in July 2006, pursuant to which Mr. Chari agreed to serve as our Vice President of ABS Engineering. We amended the agreement effective January 1, 2009, April 1, 2015 and April 4, 2018. The employment agreement set Mr. Chari’s annual base salary at $185,000 and provides that the salary shall be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement, as amended, specifies that Mr. Chari is eligible for an annual bonus with a target of 75% of base salary, with the bonus based on such factors as are determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Chari’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Chari’s employment is for no specific term and either the Company or Mr. Chari may terminate Mr. Chari’s employment at any time upon 30 days written notice (or pay in lieu thereof) for any reason other than cause or immediately for cause. If Mr. Chari’s employment is terminated by the Company without cause or he resigns for good reason, Mr. Chari will be entitled to be paid an amount equal to his net base salary at time of termination for a period of one year. The payment is conditioned on Mr. Chari executing a separation agreement containing a general release of all claims against the Company. In addition, during the severance payment period, Mr. Chari will receive (i) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage, (ii) any salary earned but unpaid prior to termination and all accrued but unused personal time, (iii) any business expenses incurred but not reimbursed as of the date of termination, and (iv) any unpaid bonus under the annual bonus program for which the conditions to payment have been satisfied prior to termination. Mr. Chari is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

John Wade. We entered into an employment agreement with Mr. Wade in October 2008 pursuant to which Mr. Wade agreed to serve as our Senior Vice President and General Manager—Business Aviation Services. We amended the agreement effective January 1, 2009, April 1, 2015 and April 4, 2018. The employment agreement set Mr. Wade’s annual base salary at $190,000, and required that the salary shall be reviewed at least annually and not reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Wade is eligible for an annual bonus with a target of 30% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Wade’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Wade’s employment is for no specific term and either the Company or Mr. Wade may terminate Mr. Wade’s employment at any time, with or without cause. If Mr. Wade’s employment is terminated by the Company without cause or he resigns for good reason, Mr. Wade will be entitled to (i) continuation of his base salary for one year following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of an award under the annual bonus program that has been approved by the Chief Executive Officer and the Company’s board of directors, but not paid prior to termination. The payment of (i) and (ii) above shall be contingent on Mr. Wade executing a separation agreement containing a general release of all claims against the Company. Mr. Wade is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Jonathan Cobin. In April 2010, we entered into an employment agreement with Mr. Cobin, pursuant to which he agreed to serve as Senior Vice President, Project and Operations Management. We amended Mr. Cobin’s agreement effective April 4, 2018. The employment agreement set Mr. Cobin’s annual base salary at $245,000, and provides that the salary will be reviewed at least annually and not be reduced by more than 10% of his base salary as of the reduction date unless as part of an overall compensation reduction at the Company that impacts all executives. The employment agreement specifies that Mr. Cobin is eligible for an annual bonus with a target of 40% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer, subject to the approval of the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. Mr. Cobin’s employment agreement also provides that he is eligible to participate in all normal Company benefits including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Cobin’s employment is for no specific term and either the Company or Mr. Cobin may terminate Mr. Cobin’s employment at any time, with or without cause. If Mr. Cobin’s employment is terminated by the Company without cause or he resigns for good reason, Mr. Cobin will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed and (v) payment of any approved but unpaid bonus award. The payment of (i) above shall be contingent on Mr. Cobin executing a separation agreement containing a general release of all claims against the Company. Mr. Cobin is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Each of the employment agreements (as amended) define cause as the NEO’s (i) willful gross misconduct or gross or persistent negligence in the discharge of his duties, (ii) act of dishonesty or concealment, (iii) breach of the NEO’s fiduciary duty or duty of loyalty to the Company, (iv) material breach of the confidentiality restrictions or covenants not to compete contained in the employment agreement, (v) any other material breach of the employment agreement that is not cured within 30 days, (vi) commission of one or more acts of substance abuse which are materially injurious to the Company, (vii) commission of a criminal offense involving money or other property of the Company (excluding traffic or other similar violations) or (viii) commission of a criminal offense that would constitute a felony under the laws of the state of Illinois (for Messrs. Small, Rowan, Chari and Cobin) and Colorado (for Mr. Wade) or the United States. Our NEOs’ employment agreements (as amended) define good reason as (i) a reduction by the Company in the NEO’s base salary beyond that permitted under the terms of the employment agreement or a reduction in his target bonus, (ii) a material diminution in the NEO’s duties or responsibilities, (iii) the NEO ceasing to report to the board of directors, in the case of Mr. Small only, (iv) the relocation of the NEO’s principal place of employment to a geographic location greater than 30 miles from the Company’s headquarters, in the case of Mr. Small, or to a geographic location greater than 50 miles, in the case of the other NEOs, or (v) any material, uncured breach by the Company of its obligations to the NEO under the employment agreement.

Norman Smagley. On December 22, 2016, we entered into a transition agreement with Mr. Smagley. Pursuant to the agreement, Mr. Smagley resigned as Chief Financial Officer on

May 4, 2017. Thereafter, he continued to be employed by the Company as a Senior Finance Advisor until December 31, 2017. For 2017, he received his base compensation until he commenced employment with another employer on October 16, 2017. After such date, Mr. Smagley was paid a salary equal to 50% of his base salary through December 31, 2017 for his services as an advisor. Following his termination, Mr. Smagley received the following benefits: (i) a payment of $386,250, less any required tax withholdings, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months beginning January 1, 2018, (iii) immediate vesting as of December 31, 2017 of time-vesting restricted stock held by Mr. Smagley, (iv) continued exercisability through June 30, 2018 of his options granted on September 27, 2010, (v) payment of his annual bonus he would have received under the 2017 annual bonus plan if his employment had continued through the payment date for the plan, and (vi) the costs of senior-NEO level outplacement services for one year following December 22, 2016. Mr. Smagley executed a separation agreement containing a general mutual release of all claims. Mr. Smagley will remain subject to his non-competition and non-solicitation covenants until December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2017:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(14)	Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(16)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(15)
Michael Small	6/2/2010	820,771(1)	—		9.08	6/2/2020	—	—
	12/14/11	103,000(3)	—		17.78	12/14/2021	—	—
	6/5/2013	247,200(7)	—		18.72	6/5/2023	—	—
	5/28/2014	195,000(8)	65,000		17.68	5/28/2024	10,000	112,800
	5/26/2015(2)	88,550(9)	88,550		21.45	5/26/2025	11,250	126,900
	6/24/2016(2)	44,275(10)	132,825		8.37	6/24/2026	16,875	190,350
	6/24/2016(11)			55,300	8.37	6/24/2026			7,000	78,960
	3/14/2017(2)	—	100,000		11.96	3/14/2027	10,000	112,800
	3/14/2017(12)			81,870	11.96	3/14/2027			10,430	117,650
Barry Rowan	3/14/2017(2)	—	200,000		12.50	3/14/2027	40,000	451,200
	3/14/2017(12)			100,000	12.50	3/14/2027			20,000	225,600
Anand Chari	6/2/2010	10,815(6)	—		9.08	6/2/2020	—	—
	12/14/11	72,100(3)	—		17.78	12/14/2021	—	—
	6/5/2013	82,400(7)	—		18.72	6/5/2023	—	—
	5/28/2014(2)	75,000(8)	25,000		17.68	5/28/2024	3,500	39,480
	5/26/2015(2)	32,300(9)	32,300		21.45	5/26/2025	4,100	46,248
	6/24/2016(2)	21,000(10)	63,000		8.37	6/24/2026	8,025	90,522
	6/24/2016(11)			26,300	8.37	6/24/2026			3,300	37,224
	3/14/2017(2)	—	58,340		11.96	3/14/2027	10,000	112,800
	3/14/2017(12)			29,840	11.96	3/14/2027

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(14)	Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(16)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(15)
John Wade	6/2/2010	32,400(6)	—		9.08	6/2/2020	—	—
	12/14/11	82,400(3)	—		17.78	12/14/2021	—	—
	6/5/2013	82,400(7)	—		18.72	6/5/2023	—
	5/28/2014(2)	75,000(8)	25,000		17.68	5/28/2024	3,500	39,480
	5/26/2015(2)	32,300(9)	32,300		21.45	5/26/2025	4,100	46,248
	6/24/2016(2)	16,150(10)	48,450		8.37	6/24/2026	6,150	69,372
	6/24/2016(11)			20,200	8.37	6/24/2026			2,600	29,328
	8/31/2016(2)	4,850(13)	14,550		12.23	8/31/2026	1,875	21,150
	8/31/2016(11)	—		6,100	12.23	8/31/2026			700	7,896
	3/14/2017(2)	—	58,340		11.96	3/14/2027	10,000	112,800
	3/14/2017(12)			29,840	11.96	3/14/2027			3,840	43,315
Jonathan Cobin	6/2/2010	43,670(6)	—		9.08	6/2/2020	—	—
	12/14/11	51,500(3)	—		17.78	12/14/2021	—	—
	6/5/2013	41,200(7)	—		18.72	6/5/2023	—
	5/28/2014(2)	37,500(8)	12,500		17.68	5/28/2024	1,500	16,920
	9/22/2014(2)	24,311(5)	8,103		18.00	9/22/2024	1,215	13,705
	5/26/2015(2)	32,300(9)	32,300		21.45	5/26/2025	4,100	46,248
	6/24/2016(2)	16,150(10)	48,450		8.37	6/24/2026	6,150	69,372
	6/24/2016(11)			20,200	8.37	6/24/2026			2,600	29,328
	3/14/2017(2)	—	58,340		11.96	3/14/2027	10,000	119,600
	3/14/2017(12)			29,840	11.96	3/14/2027			3,840	43,315
Norman Smagley	9/7/2010	61,800(4)	—		9.08	9/7/2020	—	—
	12/14/11	41,200(3)	—		17.78	12/14/2021	—	—
	6/5/2013	49,440(7)	—		18.72	6/5/2023	—	—
	5/28/2014(2)	47,500(8)	—		17.68	5/28/2024	—	—
	5/26/2015(2)	32,300(9)	—		21.45	5/26/2025	—	—
	6/24/2016(2)	16,150(10)	—		8.37	6/24/2026	—	—

(1)	These options vested on February 15, 2011, February 15, 2012 and February 15, 2013.

(2)	The options and restricted stock vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.

(3)	These options vested on December 14, 2012, December 14, 2013, December 14, 2014 and December 14, 2015.

(4)	These options vested on September 7, 2011, September 7, 2012, September 7, 2013 and September 7, 2014.

(5)	These options vested on September 22, 2015, September 22, 2016 and September 22, 2017.

(6)	These options vested on June 2, 2010, June 2, 2011, June 2, 2012, June 2, 2013 and June 2, 2014.

(7)	These options vested on June 5, 2014, June 5, 2015, June 5, 2016 and June 5, 2017.

(8)	These options vested on May 28, 2015, May 28, 2016 and May 28, 2017.

(9)	These options vested on May 26, 2016 and May 26, 2017.

(10)	These options vested on June 24, 2017.

(11)	These performance options and performance restricted stock units are subject to time vesting and performance vesting. 25% of the options and restricted stock units time vested on the anniversary of the grant date and an additional 25% will vest on each of the three following anniversaries of such date. 34% of the options and units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $21 for a period of 30 consecutive trading days; and the remaining 66% of the options and units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $28 for a period of 30 consecutive trading days. The number of shares reflected in the table is based on the achievement of the $21 share price performance goal. Based on the closing price of our common stock ($11.28) on the NASDAQ market on December 29, 2017, performance vesting conditions under the performance options were not satisfied.

(12)	These performance options and performance restricted stock units are subject to time vesting and performance vesting. The options and restricted stock units time vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date. The options and units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the NASDAQ market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $25 for a period of 30 consecutive trading days.

(13)	These options vested on August 31, 2017.

(14)	The amounts in this column represent shares of restricted stock.

(15)	Amounts in this column are based on the price per share of our common stock of $11.28, the closing market price on December 29, 2017.

(16)	The amounts in this column represent performance restricted stock units.

Option Exercises and Stock Vested Table

The table below provides information on the stock options that were exercised by and stock awards that vested for our NEOs in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(1)
Michael Small	—	—	21,250	270,088

Barry Rowan	—	—	—	—

Anand Chari	—	—	8,225	104,540

John Wade	—	—	8,225	104,540

Jonathan Cobin	—	—	6,815	86,303

Norman Smagley	—	—	20,650	241,721

(1)	The value realized on vesting represents the number of shares multiplied by the market value of our Common Stock at the time the applicable share vested.

Potential Payments Upon Termination or Change of Control

The following table describes the payments and benefits that each NEO would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2017. For Mr. Smagley, the table sets forth the actual amount of compensation received or receivable by Mr. Smagley as a result of his termination in 2017. The actual payments received or receivable by Mr. Small as a result of his termination on March 4, 2018 are described below under “—Potential Payments Upon Termination or Change of Control—Separation Agreement,” and differ from the amounts set forth in the table below.

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs other than within two years following a change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the potential payments upon a termination by the Company without cause or if the NEO resigns with good reason within two years following a change in control, see “—Elements of Compensation—Employment and Other Agreements with NEOs.” For a description of the consequences of a termination of employment or a change-in-control for the stock options granted to NEOs under our Stock Option Plan, our 2013 Omnibus Plan, and our 2016 Omnibus Plan, please see the disclosure that follows the table.

Element	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Involuntary Termination Without Cause or Termination for Good Reason within 2 years following Change in Control ($)	Change in Control ($)(5)
Severance(1)
Michael Small	—	—	757,534	700,000	2,800,000	—
Barry Rowan	—	—	486,986	450,000	1,024,521	—
Anand Chari	—	—	432,877	400,000	1,050,000	—
John Wade	—	—	432,877	400,000	1,050,000	—
Jonathan Cobin	—	—	389,589	360,000	945,000	—
Norman Smagley(6)			386,250
Benefits(2)
Michael Small	—	—	12,026	12,026	24,051	—
Barry Rowan	—	—	12,026	12,026	18,038	—
Anand Chari	—	—	18,366	18,366	27,548	—
John Wade	—	—	23,408	23,408	35,111	—
Jonathan Cobin	—	—	18,366	18,366	27,548	—
Norman Smagley(6)			58,372

Element	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Involuntary Termination Without Cause or Termination for Good Reason within 2 years following Change in Control ($)(9)	Change in Control ($)(5)
Value of Accelerated Restricted Stock(3)
Michael Small	267,900	—	—	—	542,850	542,850
Barry Rowan	112,800	—	—	—	451,200	451,200
Anand Chari	120,978	—	—	—	289,050	289,050
John Wade	120,978	—	—	—	289,050	289,050
Jonathan Cobin	105,073	—	—	—	259,045	259,045
Norman Smagley(6)			155,100
Value of Accelerated Options(4)
Michael Small	128,840	—	—	—	386,521	386,521
Barry Rowan	—	—	—	—	—	—
Anand Chari	61,110	—	—	—	183,330	183,330
John Wade	46,997	—	—	—	140,990	140,990
Jonathan Cobin	46,997	—	—	—	140,990	140,990
Norman Smagley(6)			—
Value of Accelerated Performance Restricted Stock Units(4)
Michael Small	—	—	—	—	—	—
Barry Rowan	—	—	—	—	—	—
Anand Chari	—	—	—	—	—	—
John Wade	—	—	—	—	—	—
Jonathan Cobin	—	—	—	—	—	—
Norman Smagley(6)			—
Value of Accelerated Performance Options(4)
Michael Small	—	—	—	—	—	—
Barry Rowan	—	—	—	—	—	—
Anand Chari	—	—	—	—	—	—
John Wade	—	—	—	—	—	—
Jonathan Cobin	—	—	—	—	—	—
Norman Smagley(6)			—
Total
Michael Small	396,740	—	769,560	712,026	3,753,422	740,390
Barry Rowan	112,800	—	499,012	462,026	1,493,759	506,110
Anand Chari	182,088	—	451,243	418,366	1,549,928	382,805
John Wade	169,975	—	456,285	423,408	1,515,151	289,050
Jonathan Cobin	152,070	—	407,955	378,366	1,372,583	331,125
Norman Smagley(6)			599,722

(1)

Includes 30 days’ pay in lieu of notice and continuation of NEO’s salary pursuant to each NEO’s employment agreement or, in the case of Mr. Smagley, his actual severance payment under his transition agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table —Employment Agreements,” or (except in the case of Mr. Smagley), following a change in control, severance payable under the NEO’s change in control agreement. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of the agreements.

(2)	For each NEO (except Mr. Smagley), the amounts include the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the NEO received immediately prior to termination and assumes that the NEO elects COBRA coverage for the full period for which he is entitled to payment or reimbursement. For Mr. Smagley, the maximum cost of outplacement services to which he is entitled, in each case, pursuant to the NEO’s employment or transition agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” In March 2013, Messrs. Small and Wade entered into change of control agreements that increase the duration of time for which the Company would pay the cost of COBRA premiums upon an involuntary termination without cause or a termination for good reason within two years following a change in control. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of those agreements.

(3)	The value of vesting of time-vesting restricted stock is calculated by multiplying the number of unvested shares of restricted stock that would accelerate by $11.28, which was the closing price of our common stock on the NASDAQ market on December 29, 2017. In case of a change in control, the table assumes that all shares of restricted stock were accelerated as a result of the transaction. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control.

(4)	The value of vesting of time-vesting stock options is calculated by multiplying the number of unvested options that would accelerate by the difference between the exercise price and $11.28, which was the closing price of our common stock on the NASDAQ market on December 30, 2016, over the applicable exercise price per share. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control. The table reflects unvested options that were in the money (i.e., had an exercise price lower than our stock price) as of December 29, 2017.

(5)	Assumes acquiror will not grant replacement awards. If replacement awards are granted, vesting of options and restricted stock will not accelerate in the absence of an involuntary termination.

(6)	Mr. Smagley’s employment ended on December 31, 2017. Amounts in this row reflect the actual compensation paid or payable to Mr. Smagley in connection with his termination. For a description of his transition agreement, see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements—Smagley.” Amounts in this row exclude any compensation in respect of Mr. Smagley’s voluntary exercise of his vested and exercisable options following his termination.

(7)	Based on the closing price of our common stock ($11.28) on the NASDAQ market on December 29, 2017, performance vesting conditions under the 2016 and 2017 performance options were not satisfied. As such, this column does not reflect any value for the performance options. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the treatment of performance conditions upon a change in control.

(8)

Based on the closing price of our common stock ($11.28) on the NASDAQ market on December 29, 2017, the performance vesting conditions under the 2016 and 2017 performance restricted stock units were not satisfied. As such, this column does not reflect any value for the performance restricted stock units. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the treatment of performance conditions upon a change in control.

(9)	The employment agreements for Messrs. Chari, Wade and Cobin were amended in April 2018 to provide for severance upon termination for good reason equal to severance or involuntary termination without cause. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.”

Separation Agreement.

On March 4, 2018, we entered into a separation agreement and general release with Mr. Small. Pursuant to the agreement, Mr. Small resigned his positions as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. Under the separation agreement, Mr. Small will receive the compensation and benefits payable under his employment agreement as described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for a termination of employment without cause or by him for good reason. These payments and benefits include (i) a payment of $58,333 in lieu of Gogo’s obligation under his employment agreement to provide 30 days’ notice of termination, (ii) payment of his accrued and unpaid annual bonus for 2017, (iii) a severance payment of $700,000, and (iv) reimbursement of COBRA health insurance premiums for 12 months beginning March 4, 2018. Mr. Small is entitled to certain additional payments under the separation agreement including (i) a payment of $250,000, and (ii) reimbursement of up to $25,000 of his reasonable legal expenses in connection with the negotiation of the terms of his separation. In addition, subject to Mr. Small’s continued compliance with his restrictive covenants, he will be entitled to (a) continued vesting of his outstanding and unvested equity awards through March 14, 2019, (b) full vesting of remaining unvested time-vesting restricted stock and time-vesting options on March 14, 2019 and (c) continued exercisability of his vested options through the earlier of March 14, 2020 and the expiration date of the options. Equity awards that would not have vested on or prior to March 14, 2019 were forfeited. Mr. Small is subject to non-competition and non-solicitation covenants for one year after his termination.

Effect of Termination or Change in Control on Equity Compensation.

Time-Vesting Stock Options and Restricted Stock.

If an NEO’s service relationship with us ceases for any reason other than disability, death or cause, the NEO may exercise the vested portion of any option for three months after the date of termination (except with respect to Messrs. Small and Smagley as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” and “—Potential Payments Upon Termination or Change of Control—Separation Agreement”). If an NEO’s service relationship with us terminates by reason of disability or death, the NEO or the NEO’s representative generally may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term. If an NEO’s service relationship with us terminates for cause, the option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the options granted to the NEOs in 2014 or 2015 under the 2013 Omnibus Plan and in 2016 or 2017 under our 2016 Omnibus Plan are deemed vested to the extent of the number of options that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. None of our NEOs were eligible for retirement as of December 31, 2017.

If an NEO’s service relationship with us terminates for any reason other than death or disability, all unvested shares of restricted stock granted to the NEOs in 2014, 2015, 2016, or 2017 under the 2013 Omnibus Plan will immediately be forfeited (except with respect to Messrs. Small and Smagley as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” and “—Potential Payments Upon Termination or Change of Control—Separation Agreement”). In the event of death or disability, the shares of restricted stock granted to the NEOs in 2014, 2015, 2016 or 2017 under the 2013 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability.

In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options and restricted stock, in which case the vesting of the options and restricted stock is not accelerated. In such case, all of the options and restricted stock will become immediately vested and exercisable if an NEO’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options and restricted stock will generally accelerate in full in connection with the change in control and the NEO will generally receive a cash payment equal to the number of shares of common stock then subject to such awards, whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

Performance Stock Options and Restricted Stock Units.

If an NEO’s service relationship with us ceases for any reason other than disability, death, retirement or cause, the NEO may exercise the vested portion of any performance option for 90 days after the date of termination (except with respect to Messrs. Small as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards

Table—Employment Agreements” and “—Potential Payments Upon Termination or Change of Control—Separation Agreement”). If an NEO’s service relationship with us terminates by reason of disability, death or retirement, the NEO or the NEO’s representative generally may exercise the vested portion of any performance option for 12 months after the date of such termination. In no event, however, may any performance option be exercised beyond the expiration of its term. If an NEO’s service relationship with us terminates for cause, the performance option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the performance options granted to the NEOs in 2016 or 2017 under our 2016 Omnibus Plan are deemed vested to the extent of the number of performance options that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. In addition, if any of the performance options have time vested (but not yet performance vested), the performance options will continue to be eligible for performance vesting for 90 days following the participant’s death, disability or retirement.

If an NEO’s service relationship with us terminates for any reason other than death, disability or retirement, all unvested performance restricted stock units granted to the NEOs in 2016 or 2017 under the 2016 Omnibus Plan will immediately be forfeited (except with respect to Mr. Small as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” and “—Potential Payments Upon Termination or Change of Control—Separation Agreement”). In the event of death, disability or retirement, the performance restricted stock units granted to the NEOs in 2016 or 2017 under the 2016 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the NEO’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. In addition, if any of the performance restricted stock units have time vested (but not yet performance vested), the performance restricted stock units will continue to be eligible for performance vesting for 90 days following the participant’s death, disability or retirement.

In the event of a change in control, the performance options and performance restricted stock units will performance vest if the change in control price equals or exceeds the stock price condition. The acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding performance options and restricted stock units. In such case, all of the performance options and restricted stock units will become immediately vested and exercisable if an NEO’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the performance options and performance restricted stock units will generally time vest in connection with the change in control and, to the extent the awards have performance vested, the NEO will generally receive a cash payment equal to the number of shares of common stock then subject to such awards whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

In March 2013, each of the NEOs entered into change of control agreements, which provide for accelerated vesting of any unvested equity awards following a termination of employment by the Company without cause or a resignation by the NEO with good reason, within two years of a change of control. See “ —Elements of Compensation— Employment and Other Agreements with NEOs” above for a discussion of the terms of those agreements. In April 2018, we amended the change in control agreements for each of Messrs. Chari, Wade and Cobin to provide that performance awards do not immediately vest upon termination. Instead, any unvested performance award will remain outstanding until the applicable performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent as if the NEO’s employment had continued through the applicable vesting date (with service-based vesting accelerated in full as of the date of termination). The treatment of such performance awards is consistent with the terms of the award agreements for the performance options and restricted stock units granted in 2016 and 2017. Mr. Rowan’s change in control agreement was entered into in April 2017 and is consistent with all of the terms described above for the other NEOs. Mr. Small’s and Mr. Smagley’s change in control agreements were terminated on their respective separation dates.

Compensation Risk Assessment

Management and the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies. Following this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer:

To identify our median employee for purposes of the CEO pay ratio, we analyzed our employee population of approximately 1,288 full and part-time employees in the United States as of the mid-November 2017 payroll. For purposes of the calculation, we exclude our CEO, independent contractors whose compensation is determined by an unaffiliated third party and 27 non-U.S. employees including one in each of Australia, Germany and the United Arab Emirates, two in each of Brazil, China, France and Singapore, three in Switzerland, four in Japan, and nine in the United Kingdom. The median employee was identified using total cash compensation, which we determined reasonably reflects the annual compensation of our employees and consistently applies to all our employees.

The calculation of total compensation of the CEO and the median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 40.

In 2017, the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $2,268,463 and the median of the annual total compensation of all employees of the Company other than the CEO was $116,307. Based on this information, for 2017, the reasonable estimated ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 19.50.

The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The applicable rules provide issuers with a great degree of flexibility in determining the methodology and related assumptions in identifying their median employee and calculating the ratio. As a result, the pay ratio we have disclosed in this proxy statement may not be comparable to pay ratios disclosure by other companies.

Director Compensation

Our non-employee directors, other than the Chairman, receive an annual board retainer of $190,000, consisting of $50,000 in cash, $70,000 in stock options (based on the fair market value of the option computed in accordance with FASB ASC Topic 718) and $70,000 in deferred share units granted under our 2013 or 2016 Omnibus Plan. The non-employee Chairman of the board is paid annual compensation of $265,000, consisting of $75,000 in cash, $95,000 in stock options and $95,000 in deferred share units granted under the Gogo Inc. Omnibus Plan or 2016 Omnibus Plan. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each receive additional annual cash compensation of $20,000, $15,000 and $10,000, respectively. Cash payments are paid on or shortly after the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair in the form of deferred share units granted under our Omnibus Plan. The directors are required to retain shares received upon exercise of stock options or settlement of deferred stock units (on an after-tax net basis) until the earlier of one year following termination of board service or a change in control of the Company. This retention policy applies only to stock options and deferred stock units granted on and after September 30, 2015. Our directors do not receive additional fees for attending board or committee meetings.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of non-employee directors for services rendered to us during 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Total ($)
Ronald T. LeMay	75,000	94,984	94,959	264,943
Robert L. Crandall	50,000	69,967	69,971	189,938
Hugh Jones	50,000	69,967	69,971	189,938
Michele Coleman Mayes	50,000	69,967	69,971	189,938
Robert H. Mundheim	65,000	69,967	69,971	204,938
Christopher D. Payne	50,000	69,967	69,971	189,938
Oakleigh Thorne(3)	60,000	69,967	69,971	199,938
Charles C. Townsend	50,000	69,967	69,971	189,938
Harris N. Williams	70,000	69,967	69,971	209,938
(1)	Messrs. Crandall, Mayes, Mundheim, Thorne, and Townsend elected to defer the cash portion of their annual retainer and, in the case of Messrs. Mundheim and Thorne, their additional cash payments for service as chairs of the Compensation Committee and the Nominating and Corporate Governance Committees, respectively, in the form of deferred share units granted under our 2013 Omnibus Plan. The number of deferred share units they received and the grant date fair value for those deferred share units are included in the table below together with the regular equity portion of their annual retainer.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The following table sets forth, by grant date the grant date fair value of each award with respect to service as a director in 2017. These awards are fully vested.

(3)	Effective as of March 4, 2018, Mr. Thorne ceased to be a non-employee director and will not continue to receive compensation for his board service after such date.

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Ronald T. LeMay	3/31/2017	2,159	23,749	5,004	11.00	23,739
	6/30/2017	2,059	23,740	4,746	11.53	23,741
	9/29/2017	2,011	23,750	4,601	11.81	23,742
	12/29/2017	2,105	23,744	4,718	11.28	23,737

Robert L. Crandall	3/31/2017	2,727	29,997	3,687	11.00	17,491
	6/30/2017	2,601	29,990	3,497	11.53	17,493
	9/29/2017	2,540	29,997	3,390	11.81	17,493
	12/29/2017	2,659	29,994	3,477	11.28	17,493

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Hugh Jones	3/31/2017	1,590	17,490	3,687	11.00	17,491
	6/30/2017	1,517	17,491	3,497	11.53	17,493
	9/29/2017	1,481	17,491	3,390	11.81	17,493
	12/29/2017	1,551	17,495	3,477	11.28	17,493

Michele Coleman Mayes	3/31/2017	2,727	29,997	3,687	11.00	17,491
	6/30/2017	2,601	29,990	3,497	11.53	17,493
	9/29/2017	2,540	29,997	3,390	11.81	17,493
	12/29/2017	2,659	29,994	3,477	11.28	17,493

Robert H. Mundheim	3/31/2017	3,068	33,748	3,687	11.00	17,491
	6/30/2017	2,927	33,748	3,497	11.53	17,493
	9/29/2017	2,857	33,741	3,390	11.81	17,493
	12/29/2017	2,992	33,750	3,477	11.28	17,493

Christopher D. Payne	3/31/2017	1,590	17,490	3,687	11.00	17,491
	6/30/2017	1,517	17,491	3,497	11.53	17,493
	9/29/2017	1,481	17,491	3,390	11.81	17,493
	12/29/2017	1,551	17,495	3,477	11.28	17,493

Oakleigh Thorne	3/31/2017	2,954	32,494	3,687	11.00	17,491
	6/30/2017	2,818	32,492	3,497	11.53	17,493
	9/29/2017	2,751	32,489	3,390	11.81	17,493
	12/29/2017	2,881	32,498	3,477	11.28	17,493

Charles C. Townsend	3/31/2017	2,727	29,997	3,687	11.00	17,491
	6/30/2017	2,601	29,990	3,497	11.53	17,493
	9/29/2017	2,540	29,997	3,390	11.81	17,493
	12/29/2017	2,659	29,994	3,477	11.28	17,493

Harris N. Williams	3/31/2017	1,590	17,490	3,687	11.00	17,491
	6/30/2017	1,517	17,491	3,497	11.53	17,493
	9/29/2017	1,481	17,491	3,390	11.81	17,493
	12/29/2017	1,551	17,495	3,477	11.28	17,493

(3)	The following table shows the aggregate number of DSUs and options held by our directors as of December 31, 2017.

Name	Number of DSUs (#)	Number of Options (#)
Ronald T. LeMay	28,417	513,276
Robert L. Crandall	35,416	121,212
Hugh Jones	8,932	20,768
Michele Coleman Mayes	15,291	20,768
Robert H. Mundheim	36,228	90,312
Christopher D. Payne	18,215	52,721
Oakleigh Thorne	38,017	59,412
Charles C. Townsend	32,672	59,412
Harris N. Williams	20,413	59,412

Compensation Committee Interlocks and Insider Participation

Robert L. Crandall, Robert H. Mundheim, Oakleigh Thorne and Charles C. Townsend served as the members of our Compensation Committee in 2017. On March 4, 2018, Mr. Thorne resigned his membership on the Compensation Committee and Hugh W. Jones became a member of the Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. Certain current and former members of our Compensation Committee (and/or certain entities affiliated with certain members) are parties to the registration rights agreement described under “Directors, Executive Officers and Corporate Governance—Related Person Transactions.” In 2017, none of the Compensation Committee members served as an officer or employee of the Company, and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as member of the Company’s board.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2017 audit, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, as amended, as in effect on the date of this proxy statement; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the Nasdaq Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee:

Harris N. Williams (Chair)
Robert L. Crandall
Hugh W. Jones
Michele Coleman Mayes

Pre-approval of Independent Auditor Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the fees for any pre-approved category of service exceed the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any other independent chair of the Audit Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates, for the years ended December 31, 2017 and 2016.

	2017	2016
Audit fees(1)	$1,891,039	$1,605,000
Audit-related fees(2)	191,900	264,485
Fees for tax services(3)	149,500	238,100
All other fees(4)	23,513	19,450

Total	$2,255,952	$2,127,035

(1)	Audit fees principally include fees for services related to the audit of the Company’s financial statements and review of the Company’s quarterly financial information.

(2)	Audit-related fees principally include fees for comfort letters related to debt offerings, registration statements and consultation on accounting matters.

(3)	Fees for tax services principally include fees for tax advice related to domestic tax compliance, international tax structuring and advisory services.

(4)	All other fees include fees for advice related to executive compensation programs and subscription fees to an online accounting research tool.

PROPOSAL 1: ELECTION OF DIRECTORS

The board has nominated the four persons named below for election as directors at the Annual Meeting to serve until the 2021 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	Ronald T. LeMay
•	Michele Coleman Mayes
•	Robert H. Mundheim
•	Harris N. Williams

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Directors, Executive Officers and Corporate Governance—Class II Nominees” beginning on page 12.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOUR NOMINEES FOR CLASS II DIRECTOR.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so that we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee has developed compensation programs intended to provide competitive base compensation and reward performance that meet or exceed the targets established by the Compensation Committee, with the objective of increasing long-term stockholder value and supporting the shorter term business goals it believes are necessary to effect that increase.

To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter-term business goals. Our Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance and endeavors to compensate our executive officers in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles and stockholder interests. We believe that our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board is asking stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding executive compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, this Proposal 2 is not binding on our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED GOGO INC. 2016

OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “2016 Restated Plan”) at our 2018 Annual Meeting. The 2016 Restated Plan was approved by our Board of Directors on April 6, 2018, subject to approval by our stockholders. The 2016 Restated Plan is intended to amend and restate the Gogo 2016 Omnibus Incentive Plan (the “2016 Plan”).

The 2016 Plan is a vital component of our compensation program and the primary equity plan we use to grant equity-based incentive awards to directors, officers and employees. In addition, we maintain the Gogo Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”). Our Board believes that granting equity awards under our equity incentive plans has served to align the interests of the employees of the Company with the stockholders and that it would be in the best interest of the Company and its stockholders to continue to make such grants.

As of March 31, 2018, 673,485 shares remained available for issuance under the 2016 Plan with no more than 464,472 shares available for issuance in respect of restricted stock, restricted stock units, performance shares, performance units, deferred share units and other awards based on the full value of stock (rather than an increase in value) under the 2016 Plan. In addition, as of March 31, 2018, 35,645 shares remained available for issuance under the 2013 Plan. We believe that the remaining amounts under the 2016 Plan and 2013 Plan are insufficient to meet our equity compensation requirements for 2018 and coming years. Accordingly, our Board has approved the 2016 Restated Plan, subject to stockholder approval at the Annual Meeting, to provide for the grant of up to an additional 7,900,000 shares under equity-based incentive awards to our non-employee directors, officers, employees and independent contractors so that we may continue to use the equity-based compensation to attract, motivate and retain a successful and tenured management team, and to make certain other modifications to the 2016 Plan.

As of March 31, 2018, the closing market price of our common stock was $8.63 per share. 8,166,469 shares are subject to outstanding awards and 428,390 shares have been issued under, and in accordance with, the 2016 Plan.

The statements made in this Proposal 3 concerning terms and provisions of the 2016 Restated Plan are summaries and do not purport to be a complete recitation of the 2016 Restated Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the 2016 Restated Plan. A copy of the 2016 Restated Plan as proposed is attached hereto as Annex A and is incorporated by reference herein.

Summary of the Material Terms of the 2016 Restated Plan

Purpose. The purpose of the 2016 Restated Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability, (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Administration. Our Board has the power and authority to administer the 2016 Plan. In accordance with the terms of the 2016 Restated Plan, our Board has delegated this power and authority to our Compensation Committee. Our Compensation Committee has the authority to interpret the terms of the 2016 Restated Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the 2016 Restated Plan. The Compensation Committee may also delegate to the chief executive officer of the Company the power and authority to make awards to participants who are not covered employees, as defined in Section 162(m)(3) of the Code, or executive officers.

Awards. Awards under the 2016 Restated Plan may be made in the form of performance awards, restricted stock, restricted stock units, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, deferred share units, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

Shares Subject to the Plan. Subject to adjustment, as described below, a total of 15,950,000 shares of our common stock are available for awards under the 2016 Restated Plan. Shares issued under the 2016 Restated Plan may be authorized but unissued shares or reacquired shares. The maximum number of shares of common stock that may be issued in respect of incentive stock options is 8,050,000. Any shares of stock granted in connection with awards other than options and stock appreciation rights shall be counted against this limit as 1.45 shares of stock for every one (1) share of stock granted in connection with such award.

In addition to the foregoing shares, any shares covered by an award, or portion of an award, granted under the plan or under one of our two preexisting equity plans (the 2013 Plan and the Aircell Holdings, Inc. Stock Option Plan) that terminates, is forfeited, is repurchased (other than the repurchase of shares issued with respect to a vested award), expires, or lapses for any reason shall be available for the grant of an award under the 2016 Restated Plan (and any such shares subject to a preexisting equity plan award shall no longer be available for grant under a preexisting equity plan). However, vested shares that are repurchased after being issued under the plan, shares withheld to satisfy tax withholding obligations pursuant to any award and shares tendered to exercise outstanding options and other awards shall not be available for future issuance. Since the adoption of the 2016 Plan, 1,218,064 forfeited shares under the preexisting equity plan became available for grant under the 2016 Plan.

Award Limitations. Awards intended to qualify as performance-based awards under Section 162(m) of the Code are subject to the following individual award limits: (i) a participant may receive a maximum of 1,250,000 share-denominated performance awards under the 2016 Restated Plan in any one year, (ii) a participant may receive performance units or other cash-based performance awards during any one year with a value not to exceed $5,000,000 and (iii) the maximum number of stock options, stock appreciation rights or other awards based solely on the increase in the value of common stock that a participant may receive in one year is 2,500,000.

The maximum aggregate grant date value of awards granted to eligible directors as compensation for services as a director is as follows: (i) for an eligible director who is not the Chairman of the Board, maximum of $250,000 in any one year and (ii) for an eligible director who is the Chairman of the Board, a maximum of $350,000. This limitation does not apply to awards granted at the election of the eligible director in lieu of all or a portion of annual and committee cash retainers.

Minimum Vesting Requirements. Except for any accelerated vesting upon the death, disability or retirement of a participant and subject to any additional vesting requirements or conditions as the Compensation Committee may establish, each award shall be subject to a minimum vesting period of one year from the date of grant. The minimum vesting requirements shall not apply to awards involving an aggregate number of shares not in excess of 5% of the 2016 Restated Plan share reserve.

Change in Capitalization or Other Corporate Event. The number and kind of shares of common stock available for issuance under the plan and the number, class, exercise price, performance goals or other terms of any outstanding award shall be adjusted by the Board to reflect any extraordinary dividend or distribution, stock dividends, stock split or share combination or any reorganization, recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting the common stock of the Company.

Terms and Conditions of Performance Awards. A “performance award” is an award of restricted stock, restricted stock units, options, deferred shares, deferred share units, performance units, stock appreciation rights, other equity-based awards or cash, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified performance goals. Vested performance awards may be settled in cash, stock or a combination of cash and stock, at the discretion of the Compensation Committee. Performance awards will vest based on the achievement of predetermined performance goals established by the Compensation Committee. Performance goals may be based on the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering multiple companies, and whether gross or net, before or after taxes, and/or before or after other adjustments: enterprise value, total return to the Company’s shareholders (inclusive of dividends paid), operating earnings, net earnings, revenues, sales, basic or diluted earnings per share, earnings before interest and taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization minus capital expenditures, increase in the Company’s earnings or basic or diluted earnings per share, revenue growth, share price performance, return on invested capital, assets, equity or sales, operating income, income, net income, economic value added, profit margins, cash flow, cash flow on investment, free cash flow, improvement in or attainment of expense levels, capital expenditure levels and/or working capital levels, budget and expense management, debt reduction, gross profit, market share, cost reductions, workplace health and/or safety goals, workforce satisfaction goals, sales goals, diversity goals, employee retention, completion of key projects, planes under contract or memoranda of understanding, strategic plan development and implementation and/or achievement of synergy targets; or such other criteria as may be determined by our Compensation Committee.

Terms and Conditions of Restricted Stock and Restricted Stock Units. “Restricted stock” is an award of common stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A “restricted stock unit” is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in our books to a participant’s account, which is settled in stock or cash upon vesting. Subject to the provisions of the 2016 Restated Plan, our Compensation Committee will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restriction period for the award, and the restrictions applicable to the award. Restricted stock and restricted stock units granted under the plan will vest based on a minimum period of service or the occurrence of events specified by our Compensation Committee.

Terms and Conditions of Options. An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. An option granted under the 2016 Restated Plan will be exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the grant date or five years from the grant date in the case of an award granted to a ten percent stockholder. Our Compensation Committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share under each option granted under the plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a ten percent stockholder, of the fair market value of our common stock on the option grant date. For so long as our common stock is listed on an established stock exchange, the fair market value of the common stock will be the closing price of our common stock on the exchange on which it is listed and as reported in The Wall Street Journal on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be deemed equal to the mean between the high bid and low asked prices for the common stock on the last market trading day prior to the day of determination. If our common stock is not listed on an established stock exchange or national market system, the fair market value will be as determined in good faith by our Compensation Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.

The aggregate fair market value of all shares with respect to which incentive stock options are first exercisable by an award recipient in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.

Terms and Conditions of Stock Appreciation Rights. A “stock appreciation right” (or a “SAR”) is the right to receive payment from the Company in cash and/or shares of common stock equal to the product of (i) the excess, if any, of the fair market value of one (1) share of our common stock on the exercise date over a specified price fixed by the Compensation Committee on the grant date (which price may not be less than the fair market value of a share of our common stock on the grant date), multiplied by (ii) a stated number of shares of common stock; provided, however, that on the grant date, the Compensation Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise. A SAR under the 2016 Restated Plan will be exercisable only to the extent that it is vested on the date of exercise. No SAR may be exercisable more than ten years from the grant date. SARs may be granted to participants in tandem with options or on their own. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted.

Terms and Conditions of Deferred Share Units. A “deferred share unit” is a unit credited to a participant’s account in our books that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock on settlement of the account. Deferred share units may be granted by the Compensation Committee independent of other awards or compensation, or they may be received at the participant’s election instead of other compensation. Subject to the provisions of the 2016 Restated Plan, our Compensation Committee will determine the terms and conditions of each award of deferred share units, including the restriction period for all or a portion of the award, and the restrictions applicable to the award. Vested deferred share unit awards may be settled in cash, stock or a combination of cash and stock, at the discretion of the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may make other equity-based or equity-related awards not otherwise described by the terms of the plan.

Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in stock, based on dividends with respect to shares of stock. Dividend equivalents may be granted to participants in tandem with another award or on their own. In no event will dividends or dividend equivalents be paid to participants with respect to an award unless and until the date such award becomes vested.

Termination of Employment. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of any award upon a termination of employment or service with the Company of the Participant, whether due to disability, death or under any circumstances shall be determined by the Compensation Committee and described in each participant’s award agreement.

Change in Control. Upon a change in control, unless otherwise determined by the Compensation Committee and provided in a participant’s award agreement, no cancellation, termination, acceleration or exercisability or vesting, lapse of any restriction period or settlement or other payment shall occur with respect to any outstanding awards, provided that such outstanding awards are honored or assumed or new rights substituted therefore (such honored, assumed or substituted awards, “Alternative Awards”) by any successor entity to the Company. Alternative Awards must provide a participant with substantially equivalent or better rights, terms and conditions, have substantially the same economic value and provide for accelerated vesting in the event a participant’s employment is terminated without cause or the employee resigns for good reason within 24 months after the change in control. Unless otherwise determined by the Compensation Committee, any participant whose employment is terminated by the Company without cause within three months prior to a change in control will be treated as if the participant’s employment had terminated immediately following the change in control.

If no Alternative Awards are available or in the event of a change in control in which all of the common stock is exchanged for or converted into cash or the right to receive cash, then immediately prior to the consummation of the transaction constituting the change in control, (i) all unvested awards (other than performance awards) shall vest and the restriction period on all such outstanding awards shall lapse; (ii) each outstanding performance award with a performance cycle in progress at the time of the change in control shall be deemed to be earned and become vested and/or paid out based on the performance goals achieved as of the date of the change in control (which performance goals shall be prorated or adjusted, if necessary or appropriate, to reflect the portion of the performance cycle that has been completed), and all other performance awards shall lapse and be canceled and forfeited upon consummation of the change in control; and (iii) shares of common stock underlying all restricted stock, restricted stock units, performance awards, deferred share units and other stock-based awards that are vested or for which the restriction period has lapsed shall be issued or released to the participant holding such award.

The Compensation Committee may determine, in its discretion, to cancel some or all awards in exchange for a cash payment based on the change in control price. The Compensation Committee may also, in its discretion, accelerate the exercisability or vesting or lapse of any restriction period with respect to all or any portion of any outstanding award.

Forfeiture, Cancellation or “Clawback” of Awards. The Company may cancel or reduce, or require a participant to forfeit and disgorge to the Company or reimburse the

Company for any awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of awards or sale of any common stock issued pursuant to an award under the plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule in effect on or after the effective date of the plan, or as otherwise provided pursuant to any generally applicable Company policies and forfeiture or recoupment as may be adopted by the Compensation Committee from time to time and communicated to participants. Any such policies may (in the discretion of the Compensation Committee) be applied to outstanding awards at the time of adoption of such policies, or on a prospective basis only.

Amendment or Termination of the Plan. The 2016 Restated Plan will terminate on the tenth anniversary of its effective date. The Board or the Compensation Committee may at any time amend, modify, suspend or terminate the plan, except that no amendment may be made without shareholder approval if the amendment or modification would (i) materially increase the benefits accruing to participants under the plan, (ii) increase the number of shares of stock subject to the plan or increase the individual award limitations, (iii) modify the class of persons eligible to participate in the plan, (iv) allow options or SARs to be granted with an exercise price less than fair market value, (v) extend the term of an award beyond its original expiry date or (vi) materially modify the plan in any way that would require shareholder approval under any applicable regulatory requirements or stock exchange rules. In addition, no amendment may adversely affect any outstanding award or result in the imposition of additional taxes or penalties under Section 409A of the Code without participant consent.

Amendment of an Award. The Compensation Committee may amend, modify or terminate an award at any time prior to payment or exercise, in any manner not inconsistent with the terms of the plan, including changing the date or dates of exercisability, nonforfeiture or performance satisfaction, except that no amendment, modification or termination that would adversely affect a participant’s rights under the award may be effected without the participant’s consent. The Compensation Committee may also accelerate the exercisability or vesting or lapse of any restriction period with respect to any outstanding award at any time. However, no outstanding option may be amended or otherwise modified or exchanged in a manner that would have the effect of reducing its original exercise price or otherwise constitute a repricing.

New Plan Benefits

The Compensation Committee approved, subject to shareholder approval of the 2016 Restated Plan, the grant of the awards to certain employees who are not executive officers described in the table below. If our stockholders do not approve the 2016 Restated Plan, the awards will be cancelled. The closing market price of our common stock on March 31, 2018 was $8.63 per share.

Except with respect to awards in the table below, future awards under the 2016 Restated Plan are subject to the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Restated Plan at this time.

2016 Restated Plan
Name and Position	Dollar Value ($)	Restricted Stock Units (#)
All employees, including all current officers who are not executive officers, as a group	(1)	300,000

(1)	Cannot be determined as of the date of this proxy statement.

Unanimous Recommendation of the Board of Directors; Vote Required

This proposal to approve the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE AMENDED AND RESTATED GOGO INC. 2016 OMNIBUS INCENTIVE PLAN.

Equity Compensation Plan Information

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of the end of 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	12,338,834	(1)	13.96	(2)	4,191,287	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	12,338,834		13.96		4,191,287

(1)	Represents the number of shares associated with options, restricted stock units, performance options, performance restricted stock units and deferred share units outstanding as of December 31, 2017.

(2)	Represents the weighted average exercise price of the 10,387,376 options and performance options disclosed in column (a).

(3)	Represents the number of shares remaining available for future issuance under our Aircell Option Plan (0), the 2013 Plan (122,076), 2016 Plan (3,265,126) and Employee Stock Purchase Plan (804,085) as of December 31, 2017. Of this number, only 2,317,798 shares were available for issuance with respect to restricted stock units, deferred share units and other awards based on the full value of stock (rather than an increase in value) under the 2013 Plan and 2016 Plan, as of December 31, 2017

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2018. Deloitte & Touche served as our independent auditors for the fiscal year ended December 31, 2017.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter to stockholders for approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2018 requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2018.

OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter was properly submitted for action and presented at the meeting, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Proposals for 2019

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 28, 2018 pursuant to SEC Rule 14a-8. Proposals must be sent to Marguerite M. Elias, Executive Vice President, General Counsel and Secretary of the Company, at 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2019 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the Bylaws, and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed to and received at the address in the preceding paragraph no earlier than February 8, 2019 and no later than March 11, 2019, except that if the date of the 2019 annual meeting of stockholders is changed, and the meeting is held before March 14, 2019 or after June 22, 2019, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and no later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

Annual Report for 2017

The fiscal 2017 Annual Report to Stockholders, including our 2017 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2017 Annual Report on our investor relations website at www.ir.gogoair.com. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Householding of Annual Disclosure Documents

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call (312) 517-6069 or write to Investor Relations at 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. If you would like to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Chicago, Illinois

April 27, 2018

ANNEX A

THE AMENDED AND RESTATED

GOGO INC. 2016

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Gogo Inc. and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Gogo Inc.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Adjustment Event” has the meaning given in Section 4(f).

“Adoption Date” means the date this Plan is adopted by the Board.

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 13(b).

“Award” means any Performance Award, Restricted Stock, Restricted Stock Unit, Option, Stock Appreciation Right, Deferred Share Unit, Dividend Equivalent or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” with respect to a Participant, (A) if the Participant is a party to an employment or similar agreement with the Company or an Employer that defines such term, shall have the meaning ascribed thereto in such agreement and (B) if the Participant is not a party to such agreement shall mean (i) the Participant’s refusal to perform or the disregard of the Participant’s duties or responsibilities, or of specific directives of the officer or other executive of the Company to whom the Participant reports; (ii) the Participant’s willful, reckless or negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company or any of its affiliates, or that compromise the safety of any employee or other person; (iii) the Participant’s act of fraud, embezzlement or theft in connection with the Participant’s duties to the Company or in the course of his or her employment, or the Participant’s commission of a felony or any crime involving dishonesty or moral turpitude; (iv) the Participant’s material violation of the Company’s policies or standards or of any statutory or common law duty of loyalty to the Company; or (v) any material breach by the Participant of any one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the Participant is subject.

“Change in Control” shall mean

(i) the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which the persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity.

in each case, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

“Change in Control Price” means the price per share of Stock offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, or if more than one price per share of Stock is paid in conjunction with such transaction, the Change in Control Price shall be determined in good faith by the Committee as constituted immediately prior to the Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board or the Compensation Committee shall designate from time to time, which Committee shall be comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act and an “independent member” of the Board to the extent required by applicable law or stock exchange rule. For those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall mean the Compensation Committee of the Board or such committee of the Board as the Board or compensation committee shall designate, consisting of two or more members of the Board, each of whom, is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

“Company” means Gogo Inc., a Delaware corporation, and any successor thereto.

“Consultant” means consultants and advisors who are natural persons who provide bona fide services to the Company and its Subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction or that promote or maintain a market for the Company’s securities).

“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.

“Deferred Annual Amount” shall have the meaning set forth in Section 9(a).

“Deferred Award” shall have the meaning set forth in Section 9(a).

“Deferred Share Unit” means a unit credited to a Participant’s account on the books of the Company under Section 9 that represents the right to receive Stock or cash with a value equal to the Fair Market Value of one share of Stock on settlement of the account.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in shares of Stock, based on dividends with respect to shares of Stock.

“Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved or reapproved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company or by a duly effective written consent of the shareholders in lieu thereof.

“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).

“Eligible Director” means a member of the Board who is not an Employee.

“Employee” means any officer or employee of the Company, any Subsidiary or any other Employer (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization designated as an Employer; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting securities of such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any Covered Employee.

“Fair Market Value” means,

(i) If the Stock is listed on any established stock exchange or a national market system, the closing sales price for a share of Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or, if not so reported, such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination.

(iii) If the Stock is not listed on an established stock exchange or national market system, its Fair Market Value shall be determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.

“Freestanding SAR” means a Stock Appreciation Right granted independently of any Options.

“Good Reason” means, with respect to any Participant (A) if the Participant is a party to an employment or similar agreement with the Company or an Employer that defines such term, the meaning ascribed thereto in such agreement and (B) if the Participant is not a party to such agreement, the occurrence of any one of the following events (without the Participant’s consent):

(i) a material reduction in such Participant’s base salary;

(ii) a material reduction in such Participant’s annual incentive opportunity (including a material adverse change in the method of calculating such Participant’s annual incentive);

(iii) a material diminution of such Participant’s duties, responsibilities, or authority; or

(iv) a relocation of more than 50 miles from such Participant’s principal place of employment immediately prior to the Change in Control;

provided that such Participant provides the Company with written notice of his or her intent to terminate his or her employment for Good Reason within 60 days of such Participant becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which such Participant is relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of his or her employment under the indicated provision), that such Participant provides the Company with at least 30 days following receipt of such notice to remedy such circumstances and that the Company has not remedied such circumstances within such timeframe.

“Incentive Stock Option” means an option to purchase Stock granted under Section 7 of the Plan that is designated as an Incentive Stock Option that meets the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means an option to purchase shares of Stock granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Non-U.S. Award(s)” has the meaning given in Section 3(f).

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee, Eligible Director or Consultant who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award of Restricted Stock, Restricted Stock Units, Options, Performance Shares, Deferred Shares, Deferred Share Units, Performance Units, SARs, other Equity-Based Awards or other Awards, the grant, exercise, voting or settlement of which is subject (in whole or in part) to the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means a Performance Award that is a contractual right to receive a share of Stock (or the cash equivalent thereof) granted pursuant to Section 5 of the Plan.

“Performance Unit” means a Performance Award that is a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan.

“Permitted Transferees” has the meaning given it in Section 15(b).

“Plan” has the meaning given it in the preamble to this Agreement.

“Preexisting Plan” means the Aircell Holdings Inc. Stock Option Plan and the Gogo Inc. 2013 Omnibus Incentive Plan.

“Preexisting Plan Award” means an award of stock options previously granted to a Participant pursuant to the Aircell Holdings Inc. Stock Option Plan or an Award (as defined in the Gogo Inc. 2013 Omnibus Incentive Plan) granted to a Participant under the Gogo Inc. 2013 Omnibus Incentive Plan.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock, Restricted Stock Units or Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Section 409A of the Code” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Service” means, with respect to Employees and Consultants, continued employment with the Company and its Subsidiaries and Affiliates or, with respect to Eligible Directors, service on the Board of Directors.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Share Reserve” has the meaning given in Section 4(a).

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code, and which may include other Awards granted pursuant to the Plan (including, but not limited to, Restricted Stock Units and Deferred Awards) that do not otherwise qualify for an exemption from Section 409A of the Code.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock.

“Stock-Based Awards” has the meaning given in Section 10(a).

“Subplan” has the meaning given in Section 3(f).

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Ten Percent Holder” has the meaning given in Section 7(b).

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board, with respect to an Employee, the date the Participant ceases to be an Employee and, with respect to a Consultant, the date the Consultant ceases to provide services to the Company or any Employer, in each case as determined by the Committee; provided, that, with respect to any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Participants in the Plan shall consist of such Employees (including any officer of the Company), Consultants and Eligible Directors as the Committee in its sole discretion may select from time to time.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Participants, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of the Awards and the applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including but not limited to the Company, shareholders, Employers and each Employee, Director, Consultant, Participant, Designated Beneficiary and such person’s heirs, successors or assigns, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the chief executive officer of the Company the power and authority to make Awards to Participants who are not Executive Officers or Covered Employees, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan, and (iv) require UK Participants to enter into a joint election under s431 ITEPA 2003. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards granted under the Plan (including Awards granted prior to June 8, 2018) shall be 15,950,000 shares of Stock (the “Share Reserve”). Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 8,050,000 shares of Stock. Any shares of Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as 1.45 shares of Stock for every one (1) share of Stock granted in connection with such Award. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc. In addition to the number of Shares provided for in Section 4(a), any shares of Stock subject to an Award or a Preexisting Plan Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall be available for grant under the Plan (and any such shares of Stock subject to a Preexisting Plan Award shall no longer be available for grant under a Preexisting Plan); provided, however, that (i) vested shares of Stock that are repurchased after being issued from the Plan (or Preexisting Plan), (ii) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award (or Preexisting Plan Award) that are withheld to cover applicable taxes and (iii) shares of Stock that are tendered to exercise outstanding Options or other Awards (or Preexisting Plan Awards) or to cover applicable taxes shall not be available for future issuance under the Plan. If a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Stock Appreciation Right shall only be taken into account once (and not as to both Awards). Shares of Stock subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).

(c) Individual Award Limitations. Subject to Sections 4(b) and 4(f), the following individual Award limits shall apply only for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code:

(i) No Participant may receive the right to more than 1,250,000 share-denominated Performance Awards under the Plan in any one year.

(ii) No Participant may receive the right to Performance Units or other cash based Performance Award under the Plan in any one year with a value of more than $5,000,000 (or the equivalent of such amount denominated in the Participant’s local currency).

(iii) No Participant may receive Options, Stock Appreciation Rights or any other Award based solely on the increase in value of Stock on more than 2,500,000 shares of Stock under the Plan in any one year.

(d) Eligible Director Award Limitations. Subject to Sections 4(b) and 4(f), the maximum aggregate grant date fair value of Awards granted to an Eligible Director as compensation for services as an Eligible Director in any one year is as follows:

(i) for an Eligible Director who is not the Chairman of the Board, a maximum of $250,000 in any one year; and

(ii) for an Eligible Director who is the Chairman of the Board, a maximum of $350,000 in any one year.

Notwithstanding the foregoing, this limitation does not apply to Awards granted at the election of the Eligible Director in lieu of all or a portion of annual and committee cash retainers.

(e) Minimum Vesting Requirements. Except for any accelerated vesting permitted under Section 13 or upon the death, Disability or retirement of a Participant, and subject to such additional vesting requirements or conditions as the Committee may establish with respect to an Award, each Award shall be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the preceding sentence, the minimum vesting requirements shall not apply to Awards involving an aggregate number of shares not in excess of 5% of the Share Reserve.

(f) Adjustment in Capitalization. The number and kind of shares of Stock available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend or distribution, stock dividend, stock split or share combination or any reorganization, recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction or event affecting the Stock (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion.

(g) Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

SECTION 5. PERFORMANCE AWARDS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, the number and type of Performance Awards and the number of shares of Stock and/or value of Performance Units or other cash-based Performance Award each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Awards. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Awards shall be evidenced by an Award Agreement that shall specify the kind of Award, the number of shares of Stock and/or value of Awards awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares, Performance Units or other Performance Awards.

(b) Earned Performance Awards. Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either before, at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Awards on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Award.

(c) Performance Goals. At the discretion of the Committee, Performance Goals may be based upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering multiple companies, and whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by the Committee for the Performance Cycle: enterprise value, total return to the Company’s shareholders (inclusive of dividends paid), operating earnings, net earnings, revenues, sales, basic or diluted earnings per share, earnings before interest and taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization minus capital expenditures, increase in the Company’s earnings or basic or diluted earnings per share, revenue growth, share price performance, return on invested capital, assets, equity or sales, operating income, income, net income, economic value added, profit margins, cash flow, cash flow on investment, free cash flow, improvement in or attainment of expense levels, capital expenditure levels and/or working capital levels, budget and expense management, debt reduction, gross profit, market share, cost reductions, workplace health and/or safety goals, workforce satisfaction goals, sales goals, diversity goals, employee retention, completion of key projects, planes under contract or memoranda of understanding, strategic plan development and implementation and/or achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “unusual or infrequently occurring” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Employer, discontinued operations, unusual or infrequently occurring items, capital gains and losses, dividends, share repurchase, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d) Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Award to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code) and in no event later than the date on which 25% of the performance period has lapsed.

(e) Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, (i) the Committee shall have the right, in its discretion, to grant a bonus in cash, in shares of Stock or in any combination thereof, to any Participant (except for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code granted to a Participant who is a Covered Employee), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount or Award payment in any Performance Cycle, regardless of whether performance objectives are attained.

(g) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h) Payment of Awards. Payment or delivery of Stock with respect to earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that payment or delivery of Stock with respect to earned Performance Awards shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Awards are distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Stock, including conditioning the vesting of such shares on the performance of additional service.

(i) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Cycle.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or

Dividend Equivalents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by issuance of certificates representing the shares registered in the name of the Participant or a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with the Company on such date, the Restriction Period shall lapse in accordance with the schedule provided in the Participant’s Award Agreement. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Restricted Stock or Restricted Stock Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Awards under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to share certificates or the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

(d) Restrictions on Transfer. Except as provided herein or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, hedged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge, hedge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

SECTION 7. STOCK OPTIONS

(a) Grant. The Committee may, in its discretion, grant Options to purchase shares of Stock to such eligible persons as may be selected by the Committee. Each Option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such higher limit as may be permitted under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000 or such higher limit established by the Code, such Options shall constitute Non-Statutory Stock Options. Each Option shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to such Option, the exercise price associated with the Option, the time and conditions of exercise of the Option and all other terms and conditions of the Option.

(b) Number of Shares and Purchase Price. The number of shares of Stock subject to an Option and the purchase price per share of Stock purchasable upon exercise of the Option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(c) Exercise Period and Exercisability. The period during which an Option may be exercised shall be determined by the Committee; provided, however, that no Option shall be exercised later than ten years after its date of grant; and provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The Committee may require that an exercisable Option, or portion thereof, be exercised only with respect to whole shares of Stock.

(d) Method of Exercise. An Option may be exercised (i) by giving written notice to the Company specifying the number of shares of Stock to be purchased and by accompanying such notice with a payment therefor in full (or by arranging for such payment to the Company’s satisfaction) and (ii) by executing such documents as the Company may reasonably request. If the Company’s Stock is not listed on an established stock exchange or national market system at the time an Option is exercised, then the optionholder shall pay the exercise price of such Option in cash. If the Company’s Stock is listed on an established stock exchange or national market system at the time an option is exercised, then the optionholder may pay the exercise price of such Option either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B), (C) and (D), in each case to the extent set forth in the Award Agreement relating to the Option. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (E). Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Stock shall be delivered until the full purchase price therefor and any withholding taxes (as determined, pursuant to Section 15(a)), have been paid (or arrangement made for such payment to the Company’s satisfaction).

SECTION 8. STOCK APPRECIATION RIGHTS

(a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option (“Freestanding SARs”). The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to Freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Period and Exercisability. The period during which a Stock Appreciation Right may be exercised shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercised later than ten years after its date of grant. The Committee shall determine whether a Stock Appreciation Right shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Stock Appreciation Rights granted in tandem with an Option shall become exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated become exercisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock, and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

(c) Settlement. Subject to Section 13, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Stock on the grant date of such Stock Appreciation Right, by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised;

provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

SECTION 9. DEFERRED SHARE UNITS

(a) Grant. Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and any other Award (“Deferred Award”) and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to, in the case of a Deferred Annual Amount, the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such compensation and/or annual bonus or, in the case of a Deferred Award under the Plan, the number of shares of Stock subject to the Deferred Award. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of shares of Stock to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters and such provisions as may be required pursuant to Section 409A of the Code. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No shares of Stock will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Stock on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock attributable to such Deferred Share Units have been issued to such Participant or his beneficiary.

(c) Vesting. Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units shall lapse as provided in the Participant’s Award Agreement. In its discretion, the Committee may establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one more of the Performance Goals listed in Section 5(c) or other performance goal; provided that any Award of Deferred Share Units made to any Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, need not be subject to any Restriction Period and may be non-forfeitable.

(d) Further Deferral Elections. A Participant may elect to further defer receipt of shares of Stock issuable in respect of Deferred Share Units or other Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months before the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity is not required to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

(e) Settlement. Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Committee shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual share of Stock, or payment in cash or otherwise of amounts based on the value of share of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The terms of any other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each other Stock-Based award granted to any Participant (whether or not at the same time) may have different terms.

SECTION 11. DIVIDEND EQUIVALENTS

(a) Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid to a Participant with respect to an Award unless and until the date such Award becomes vested.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an Award upon a termination of employment with or service to the Company of the Participant, whether due to disability, death or under any other circumstances, shall be determined by the Committee.

(b) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.

SECTION 13. CHANGE IN CONTROL

(a) Change in Control. Unless otherwise determined by the Committee, as otherwise provided in an Award Agreement, or as provided in Section 13(b) or 13(d), in the event of a Change in Control,

(i) no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any such outstanding Awards, provided that such outstanding Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted Award, an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(A) be based on shares of Stock that are traded on an established U.S. securities market or such other equity securities as are received by the holders of Stock in the Change in Control transaction;

(B) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(C) have substantially equivalent economic value to such Award (determined at the time of the Change in Control), it being understood that the economic value of any Option or SAR need not reflect any value other than the spread value of the Award at such time;

(D) not cause the Award to become subject to any additional taxes, interest or penalties imposed by Section 409A of the Code; and

(E) have terms and conditions which provide that in the event that the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within 24 months after the occurrence of a Change in Control:

(I) all outstanding Awards other than Performance Awards held by a terminated Participant shall become vested and exercisable and the Restriction Period on all such outstanding Service Awards shall lapse; and

(II) each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the Termination of Service, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(III) Payments. To the extent permitted under Section 15(l), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following termination.

(ii) subject to Section 13(b), if no Alternative Awards are available or in the event of a Change in Control in which all of the Stock is exchanged for or converted into cash or the right to receive cash, then immediately prior to the consummation of the transaction constituting the Change in Control, (A) all unvested Awards (other than Performance Awards) shall vest and the Restriction Period on all such outstanding Awards shall lapse; (B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the

Performance Cycle in question and (y) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated or adjusted, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall lapse and be canceled and forfeited upon consummation of the Change in Control; and (C) shares of Stock underlying all Restricted Stock, Restricted Stock Units, Performance Awards, Deferred Share Units and other Stock-Based Awards that are vested or for which the Restriction Period has lapsed (as provided in this Section 13(a) or otherwise) shall be issued or released to the Participant holding such Award.

(iii) subject to Section 13(b), in the event of a Change in Control pursuant to which shares of Stock are exchanged for a combination of (i) the securities of another corporation or other entity and (ii) cash or property other than the securities of another corporation or other entity, then the Committee, as constituted prior to the Change in Control, may determine in its sole discretion that some or all of the Awards shall be assumed or substituted in accordance with Section 13(a)(i), and any remaining portion of the Award shall be surrendered and cancelled in exchange for a cash payment in accordance with Section 13(a)(ii).

(b) Section 409A. Notwithstanding anything in Section 13(b), if with respect to any Specified Award an Alternative Award would be deemed a non-compliant material modification (as defined in Section 409A of the Code) of such Award or would otherwise violate Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 13(a)(ii) or as otherwise provided in the Award Agreement.

(c) Termination Without Cause Prior to a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated without Cause within 3 months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

(d) Committee Discretion. Notwithstanding anything in this Section 13 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then all Awards shall be canceled in exchange for a cash payment equal to (x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 13(a) or otherwise), the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested or for which the Restriction Period has lapsed (as provided in Section 13(a) or otherwise), the Change in Control Price, multiplied by (y) the aggregate number of shares of Stock covered by such Award, provided, however, that no

Specified Award shall be cancelled in exchange for a cash payment unless such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control, provided, however, that no such acceleration or vesting or lapse may be exercised with respect to any Specified Award to the extent that such exercise would result in the imposition of any additional tax, interest or penalty under Section 409A of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall be effective on the Adoption Date, subject to the occurrence of the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of a stock exchange on which the Stock is then listed, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(f), increase the number of shares of Stock subject to the Plan or increase the individual Award limitations specified in Section 4(c), (iii) modify the class of persons eligible for participation in the Plan, (iv) allow Options or Stock Appreciation Rights to be issued with an exercise price or reference price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of any exchange on which the Stock is then listed. Notwithstanding any provisions of the Plan to the contrary, neither the Board nor the Committee may, without the consent of the affected Participant, amend, modify or terminate the Plan in any manner that would adversely affect any Award theretofore granted under the Plan or result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

SECTION 15. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.

In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld, provided, however, that in the event that the Company withholds shares of Stock issued or issuable to the Participant to satisfy the withholding taxes, the Company shall withhold a number of whole shares of Stock having a Fair Market Value, determined as of the date of withholding, not in excess of such amount as may be necessary to avoid liability award accounting; and provided, further, that with respect to any Specified Award, in no event shall shares of Stock or other amounts receivable under a Specified Award be withheld pursuant to this Section 15(a) (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such shares of Stock or other amounts receivable under a Specified Award (other than upon or immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all withholding taxes and other tax consequences of any Award granted under this Plan.

(b) Nontransferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged, hedged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). A Participant may not enter into any transaction which hedges or otherwise transfers the risk of price movements with regard to the Stock subject to any unvested or unearned Award. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge, hedge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Forfeiture, Cancellation or “Clawback” of Awards under Applicable Laws, Regulations or Company Policy. The Company may cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Awards granted or vested and any gains earned or accrued, due to the exercise, vesting or settlement of Awards or sale of any Stock issued pursuant to an Award under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule in effect on or after the Effective Date. Awards granted under the Plan (and gains earned or accrued in connection with Awards or the sale of any Stock issued pursuant to Awards under the Plan) shall also be subject to such generally applicable policies as to forfeiture and recoupment as may be adopted by the Committee from time to time and communicated to Participants. Any such policies may (in the discretion of the Committee) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.

(g) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law or choice of law that might otherwise refer the construction or interpretation of this Plan to the substantive laws of another jurisdiction).

(h) Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

(i) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(j) Deferrals. Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(k) Limitation on Liability; Indemnification. No member of the Board or Committee, and none of the chief executive officer or any other delegate or agent of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and each person who is or shall have been a member of the Board or Committee, the chief executive officer and each delegate or agent of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan to the full extent permitted by law, except as otherwise provided in the Company’s Certificate of Incorporation and/or Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(l) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock, Restricted Stock Units, Deferred Share Units and other Stock-Based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(f)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Committee may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(m) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A of the Code. In the case of any Specified Award that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), a Participant’s or Designated Beneficiary’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A of the Code applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board or the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award or the exercise price of any Option or SAR, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(n) Certain Provisions Applicable to Specified Employees. Notwithstanding the terms of this Plan or any Award Agreement to the contrary, if at the time of Participant’s Termination of Service he or she is a “specified employee” within the meaning of Section 409A of the Code, any payment of any “nonqualified deferred compensation” amounts (within the meaning of Section 409A of the Code and after taking into account all exclusions applicable to such payments under Section 409A of the Code) required to be made to the Participant upon or as a result of the Termination of Service (as defined in Section 409A) shall be delayed until after the six-month anniversary of the Termination of Service to the extent necessary to comply with and avoid the imposition of taxes, interest and penalties under Section 409A of the Code. Any such payments to which he or she would otherwise be entitled during the first six months following his or her Termination of Service will be accumulated and paid without interest on the first payroll date after the six-month anniversary of the Termination of Service (unless another Section 409A-compliant payment date applies) or within thirty days thereafter. These provisions will only apply if and to the extent required to avoid the imposition of taxes, interest and penalties under Section 409A of the Code.

(o) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(p) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(q) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	Ronald T. LeMay 02 Michele Coleman Mayes 03 Robert H. Mundheim 04 Harris N. Williams
The Board of Directors recommends you vote FOR proposals 2., 3. and 4..								For	Against	Abstain
2.	Advisory vote approving executive compensation.							☐	☐	☐
3.	Approval of the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan.							☐	☐	☐
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

				JOB #					SHARES CUSIP # SEQUENCE #
	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

GOGO INC. Annual Meeting of Stockholders June 8, 2018 9:00 AM, CDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marguerite M. Elias and Jenelle M. Chalmers, or either of them, as proxies, each, with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 8, 2018, at Gogo’s Corporate headquarters at 111 N. Canal St., Chicago, IL 60606, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side